UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 15, 2011
REINSURANCE GROUP OF AMERICA, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Missouri (State or other jurisdiction of incorporation)	1-11848 (Commission File Number)	43-1627032 (IRS Employer Identification Number)
1370 Timberlake Manor Parkway
Chesterfield, Missouri 63017
(Address of principal executive offices)
Registrant’s telephone number, including area code: (636) 736-7000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Explanatory Note:
     Reinsurance Group of America, Incorporated (“RGA” or the “Company”) is filing information under this Current Report on Form 8-K in two parts. Part one updates the description of the Trust Preferred Income Equity Redeemable Securities (PIERS) Units of RGA and RGA Capital Trust I (the “Trust”), which were issued on December 18, 2001 in a public offering. Part two discloses certain financial and related information for the three- and twelve-month periods ended December 31, 2010 that had been previously furnished on an earlier Form 8-K.
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Part One: Description of PIERS Securities
DESCRIPTION OF THE UNITS
     The units were issued under the Unit Agreement among RGA, the Trust, The Bank of New York Mellon Trust Company, N.A., as unit agent, The Bank of New York Mellon Trust Company, N.A., as warrant agent, and The Bank of New York Mellon Trust Company, N.A., as property trustee, as amended. The following description of the material terms of the units and the material provisions of the unit agreement in this Form 8-K contain only a summary of their material terms and do not purport to be complete. We urge you to read these documents in their entirety because they, and not this description and the descriptions referred to above, define the rights of a holder of the units. We have included the unit agreement, as amended, as an exhibit to this Form 8-K. Unless otherwise specified, when we refer to “RGA” in the following description, we mean only Reinsurance Group of America, Incorporated and not its subsidiaries.
General
     Each unit consists of:
•	a preferred security, having a stated liquidation amount of $50, representing an undivided beneficial ownership interest in the assets of the Trust, which assets will consist solely of the debentures; and

•	a warrant to purchase, at any time prior to December 15, 2050 (unless earlier redeemed), 1.2508 shares (subject to antidilution adjustments) of our common stock. The exercise price will be $50, unless RGA chooses to redeem the warrants as described below, in which case the exercise price instead of a redemption will be an amount initially equal to $35.13, which price will accrete on a daily basis as described in this Form 8-K to a maximum of $50 on the expiration date of the warrants.
     The preferred security and the warrant components of each unit may be separated by the holder thereof and transferred separately, and thereafter, a separated preferred security and warrant may be recombined to form a unit by providing RGA and the unit agent with notice and appropriate instructions.
Distributions
     Holders of units are entitled to receive cash distributions payable on the related preferred securities by the Trust at the rate of 5.75% of the stated liquidation amount per annum, payable quarterly in arrears, subject to reset upon a remarketing and subject to deferral of payment as described under “Description of the Debentures — Terms Upon Remarketing of Preferred Securities; Failed Remarketing,” “— Option to Extend Interest Period” and “Description of the Preferred Securities — Distributions” in this Form 8-K. The ability of the Trust to pay the quarterly distributions on the preferred securities will depend solely upon its receipt of corresponding interest payments from RGA on the debentures. Holders of units are also entitled to receive a pro rata distribution of payments of principal on the debentures, except that payments of principal following an exchange of preferred securities for debentures will be paid to the holder of the debentures.
Exercise of Warrants
     A unit holder who exercises the warrant that is part of the unit in connection with an optional redemption of the warrants by RGA or in connection with the expiration of the warrants will be able to satisfy in full the exercise price by applying the proceeds of the related remarketing of the related preferred securities. See “Description of the Warrants — Optional Redemption” and “Description of the Preferred Securities — Remarketing” in this Form 8-K. In the event of a failed remarketing (as described under “Description of the Preferred Securities — Remarketing — Remarketing Procedures — A Failed Remarketing” in this Form 8-K):
•	in connection with an optional redemption by RGA, the warrants will still be redeemed on the redemption date (that is, a successful remarketing of the preferred securities will not be a condition to the redemption of the warrants on the redemption date);

•	in connection with the expiration of the warrants, the warrants will still expire on December 15, 2050 (that is, a successful remarketing of the preferred securities on the third business day prior to that date will not be a condition to the expiration of the warrants on December 15, 2050); and

•	the holder will still have the option of exercising its warrant instead of such redemption by paying the exercise price in cash.
     Following an exercise of a warrant which is part of a unit, other than an exercise in connection with a redemption of the warrants as described under “Description of the Warrants — Optional Redemption” in this Form 8-K, the holder of the unit will have a limited right to require the Trust to distribute its pro rata share of debentures in exchange for the preferred securities which had been part of the unit and to require RGA to repurchase the debentures. See “— Limited Right to Repurchase.”
Limited Right to Repurchase
     If a holder of units exercises its warrants, other than an exercise instead of a redemption of the warrants (see “Description of the Warrants — Optional Redemption” and “Description of the Warrants — Exercise of Warrants” in this Form 8-K), such holder will have the right, which we refer to as a limited right to repurchase, on the next special distribution date which is no less than 93 days following the exercise date of its warrants, to require the Trust to exchange the preferred securities related to such exercised warrants for debentures having a face amount equal to the liquidation amount of such preferred securities plus accumulated and unpaid distributions (including deferred distributions) to, but excluding, such date and to require RGA to contemporaneously repurchase the exchanged debentures at $50 plus accrued and unpaid interest (including deferred interest) per debenture to, but excluding, the repurchase date. The 15th day of each calendar month will be a “special distribution date.” In order to effect a repurchase of debentures, a unit holder must:
•	provide the administrative trustees and RGA with notice of its election to require an exchange of preferred securities and repurchase of debentures to the Trust no less than 30 days prior to the applicable special distribution date on which such repurchase is to be effected;

•	specify the number of the preferred securities to be exchanged for debentures by the Trust; and

•	certify to the Trust and RGA that such holder has exercised warrants having an exercise price no less than the liquidation amount of the preferred securities sought to be exchanged and that such holder is the beneficial owner of the preferred securities to be exchanged.

Change of Control
     If a change of control (as defined under “Description of the Warrants — Change of Control” in this Form 8-K) occurs, each holder of a unit will have the right to:
•	require RGA to redeem that holder’s related warrant on the date that is not later than 45 days (subject to extension as described under “Description of the Warrants — Change of Control”), or if not a business day, the next business day after that date, after the date RGA gives notice of the change of control event at a redemption price, at the option of RGA, in cash, with its common stock or a combination of cash and its common stock, equal to 100% of the warrant redemption amount on the redemption date; and

•	exchange that holder’s related preferred security for a debenture having an accreted value equal to the accreted value of such preferred security and to require RGA to repurchase such debenture on the date that is not later than 138 days after RGA gives notice of a change of control at a repurchase price equal to 100% of the accreted value of the debenture on the repurchase date plus accrued and unpaid interest (including deferred interest) on the debentures to, but excluding, the repurchase date.
     Within 30 days after the occurrence of a change of control, RGA must give notice to each holder of a unit and the unit agent of the transaction that constitutes the change of control and of the resulting redemption right and repurchase right. See “Description of the Warrants — Change of Control” and “Description of the Preferred Securities — Change of Control” in this Form 8-K. RGA will comply with the requirements of the Securities Exchange Act of 1934 and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the redemption of the warrants or the repurchase of the debentures as a result of a change of control.
Amendment and Modification of the Unit Agreement
     The unit agreement may be amended by RGA and the unit agent, without consent of holders, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision therein or in any other manner which RGA and the unit agent may deem necessary or desirable and which will not adversely affect the interests of the affected holders.
     The unit agreement will contain provisions permitting RGA and the unit agent, with the consent of holders of a majority of the units at the time outstanding, to modify the rights of holders of the units and the terms of the unit agreement, except that no modification may, without the consent of the holder of each outstanding unit affected thereby, reduce the percentage of outstanding units the consent of holders of which is required for the modification or amendment of the provisions of the unit agreement.

DESCRIPTION OF THE WARRANTS
     The warrants, which form a part of the Trust PIERS units and which may trade separately from the preferred securities also forming a part of the units, were issued under the Warrant Agreement between RGA and The Bank of New York Mellon Trust Company, N.A., as warrant agent, as amended. The terms of the warrants include those provided in the warrant agreement and the warrant. This description is only a summary and does not purport to be complete. We urge you to read these documents in their entirety because they, and not this description, will define your rights as a holder of the warrants, including as a component of the units. We have included the warrant agreement, as amended, as an exhibit to this Form 8-K. Unless otherwise specified, when we refer to “RGA” in the following description, we mean only Reinsurance Group of America, Incorporated and not its subsidiaries.
General
     A warrant will, unless exercised, automatically expire on the close of business on December 15, 2050, unless extended as described below, or earlier as described under “— Optional Redemption” or “— Redemption Upon Special Event.” A warrant will be exercisable at any time, subject to satisfaction of certain conditions set forth below, at the applicable exercise price. The warrant exercise price will be $50, unless RGA chooses to redeem the warrants as described below, in which case the exercise price upon a redemption will be an amount initially equal to $35.13, which price has accreted, and will accrete, on a daily basis from original issuance as described below to a maximum of $50 on the expiration date. In that case, the warrant exercise price will accrete on a daily basis such that on any given date of calculation it will be equal to $35.13 plus accretion calculated from December 18, 2001 to the date of calculation, at an all-in yield of 8.25% per year through December 15, 2050 minus accrual of an amount equal to $50 multiplied by 5.75% per year, in each case, on a quarterly bond equivalent basis using a 360-day year of twelve 30-day months. The accretion of the exercise price in those circumstances will be calculated as of the end of the day next preceding the redemption date.
     Each warrant, when exercised, will entitle the holder to purchase fully paid and non-assessable shares of our common stock. However, the exercise price and the number of shares of our common stock issuable upon a holder’s exercise of a warrant are subject to adjustment in certain circumstances described under “— Anti-Dilution Adjustments.”
     Following an exercise of a warrant which is part of a unit, other than an exercise in connection with a redemption of the warrants as described under “— Optional Redemption,” the holder of the unit will have a limited right to require the Trust to distribute its pro rata share of debentures in exchange for the preferred securities which had been part of the unit and to require RGA to repurchase the debentures. See “Description of the Preferred Securities — Limited Right to Repurchase” in this Form 8-K.
Exercise of Warrants
     A holder may exercise warrants at any time prior to the close of business on December 15, 2050, unless extended as described below, which day we refer to as the “expiration date,” unless RGA has redeemed the warrants on an earlier date as described below under “— Optional Redemption” or “— Redemption Upon Special Event.” A holder may exercise warrants by giving notice to the warrant agent no later than 5:00 p.m., New York City time, on the business day before the proposed date of exercise. The exercise price on the date of exercise (other than in connection with an exercise instead of redemption as described below under “— Optional Redemption” or a redemption upon a special event as described below under “— Redemption Upon Special Event”) will be $50.
     Notwithstanding a warrant holder’s desire to exercise its warrants, the warrants will not be exercisable unless, at the time of exercise:

•	a registration statement is in effect under the Securities Act of 1933 covering the issuance and sale of the shares of common stock upon exercise of the warrants or the issuance and sale (or resale) of the shares upon exercise of the warrants is exempt from the registration requirements of the Securities Act of 1933;

•	the shares have been registered, qualified or are deemed to be exempt under applicable state securities laws; and

•	to the extent required by applicable law, a then current prospectus is delivered to exercising holders of the warrants.
     We currently have an effective shelf registration statement covering the sale of the shares of our common stock issuable upon exercise of the warrants. We have agreed to use our reasonable best efforts (and will not be in breach of the warrant agreement for so long as we are exercising our reasonable best efforts) to:
•	maintain the effectiveness of the shelf registration statement until the earlier of (1) the expiration date of the warrants and (2) the first date on which no warrants remain outstanding;

•	continue to have all the shares of our common stock issuable upon exercise of the warrants so registered or qualified; and

•	to the extent required by applicable law, deliver a then current prospectus to the exercising holders of the warrants.
We cannot assure you, however, that we will be successful in accomplishing these agreements. The scheduled December 15, 2050 expiration date will be extended if, during the 90 days immediately preceding the scheduled expiration date, RGA:
•	was required to but did not maintain an effective registration statement under the Securities Act of 1933 with respect to the issuance and sale of the maximum number of shares of our common stock underlying the warrants;

•	did not maintain the registration or qualification of the shares under the applicable state securities laws; or

•	was required to but did not deliver a then current prospectus to exercising holders of the warrants.
In any of those events, the expiration date will be extended to the first date after the scheduled expiration date after which RGA has for a 90-day period (1) maintained such registration statement effective under the Securities Act of 1933, (2) maintained the registration or qualification under the applicable state securities laws and (3) delivered a then current prospectus to exercising holders of the warrants.
     In order to exercise a warrant, a holder must, after providing notice to the warrant agent on the preceding business day, prior to 5:00 p.m., New York City time, on the date of exercise:
•	if part of a unit, separate the warrant from the unit;

•	surrender to the warrant agent the certificate representing such warrant (in the case of a definitive warrant);

•	comply with the procedures set forth in the warrant agreement;

•	properly complete and execute a form of election to purchase or otherwise comply with the applicable procedures of the depositary; and

•	pay in full (which may be a remarketing payment as described below) in cash the exercise price for each share of our common stock to be received upon exercise of such warrants.
In order to ensure timely exercise of a warrant, beneficial owners of warrants held in book-entry form should consult their brokers or other intermediaries as to applicable cutoff times they may have for accepting and implementing exercise instructions from their customers and other exercise mechanics.
     Holders must pay the exercise price of their warrants in cash (including the automatic application of the proceeds of any remarketing of preferred securities prior to the effective date of exercise), by certified or official bank check or by wire transfer to an account that RGA has designated for that purpose. In no circumstances may holders of units tender their preferred securities directly toward payment of the exercise price of the warrants. See “— Optional Redemption” and “Description of the Preferred Securities — Remarketing” in this Form 8-K.
     Following an exercise of a warrant that is part of a unit other than an exercise in connection with a redemption of the warrants as described below under “— Optional Redemption,” the holder will have a right to require the Trust to exchange the related preferred securities for a corresponding amount of debentures and to require RGA to repurchase those debentures at $50 plus accrued and unpaid interest (including deferred interest) to, but excluding, the repurchase date. See “Description of the Units — Limited Right to Repurchase” and “Description of the Preferred Securities — Limited Right to Repurchase” in this Form 8-K.
     No service charge will be made for registration of transfer or exchange upon surrender of any warrant certificate at the office of the warrant agent maintained for that purpose. RGA may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or transfer or exchange of warrant certificates.
     If a holder has satisfied all of the procedures for exercising its warrants on the exercise date, and RGA has satisfied or caused to be satisfied the conditions to exercise set forth above, RGA will deliver or cause to be delivered to such holder, or upon such holder’s written order, a certificate representing the requisite number of shares of our common stock to be received upon exercise of such warrants. If a holder exercises less than all of the warrants evidenced by a definitive warrant, a new definitive warrant will be issued to such holder for the remaining number of warrants.
     No fractional shares of our common stock will be issued upon exercise of a warrant. Instead, at the time of exercise of a warrant, RGA will pay the holder of such warrant an amount in cash equal to the then current market price as determined in accordance with the warrant agreement of any such fractional share of our common stock.
     Unless the warrants are exercised, holders thereof will not be entitled to receive dividends or other distributions, to vote, to receive notices for any RGA shareholders meeting for the election of directors or any other purpose, or to exercise any other rights whatsoever as an RGA shareholder. These rights will belong only to holders of our common stock, including persons who become holders upon the exercise of the warrants.
     In the event a bankruptcy or reorganization is commenced by or against RGA, a bankruptcy court may decide that unexercised warrants are executory contracts that may be subject to RGA’s rejection with approval of the bankruptcy court. As a result, a holder of warrants may not, even if sufficient funds are available, be entitled to receive any consideration or may receive an amount less than such holder would be entitled to receive if such holder had exercised its warrants before the commencement of any such bankruptcy or reorganization.

Optional Redemption
General
     RGA may, subject to satisfaction of the conditions set forth under “— Conditions to Optional Redemption,” redeem the warrants, in whole but not in part, at its option, for cash, its common stock or a combination of cash and common stock in an amount equal to the warrant redemption amount if on any date but prior to December 15, 2050, the closing price of our common stock exceeds and has exceeded the price per share equal to $47.97, subject to adjustment as described under “— Anti-Dilution Adjustments,” for at least 20 trading days within the immediately preceding 30 consecutive trading days. The warrant redemption amount on that day will be equal to $50 minus the exercise price of the warrant as of the end of the day next preceding the redemption date. We refer to these circumstances under which the price of RGA reaches a specified level for a specified time period as an “optional redemption event.” RGA may elect to redeem the warrants within ten business days of an optional redemption event.
     A “trading day” means any day on which shares of our common stock or other capital stock then issuable upon exercise of the warrants:
•	are not suspended from trading on any national securities association or exchange or over-the-counter market at the close of business; and

•	have traded at least once on the national securities association or exchange or over-the-counter market that is the primary market for the trading of our common stock, provided that “trading day” shall not include any days other than full trading days and shall exclude extended hours trading.
     For purposes of determining the value of RGA common stock used to satisfy the warrant redemption amount, if at all, each share of common stock shall be deemed to have a value equal to the average of the closing sale price per share of RGA’s common stock for the five trading days ending immediately prior to the redemption date.
     If there occurs an optional redemption event and the conditions to an optional redemption have been satisfied, as described below under “— Conditions to Optional Redemption”, and RGA elects to redeem the warrants, RGA will be obligated to cause a remarketing of the preferred securities on the remarketing date at a price equal to their accreted value as of the day next preceding the remarketing settlement date. Holders of preferred securities will have their preferred securities included in the remarketing unless they elect to opt out of the remarketing. See “Description of the Preferred Securities — Remarketing — Remarketing Procedures — Remarketing in Connection with an Optional Redemption” in this Form 8-K. The settlement date of the remarketing shall be the redemption date and shall be three business days after the remarketing date. In connection with a redemption, a warrant holder will have the choice of:
•	having the warrants redeemed, at our option, for cash, our common stock or a combination of cash and our common stock, in an amount equal to the warrant redemption amount for the redemption date; or

•	exercising the warrant by tendering the warrant and the warrant exercise price prior to 5:00 p.m. New York City time on the business day next preceding the redemption date, which will be an amount initially equal to $35.13, which price will accrete on a daily basis as described in this Form 8-K “— General” to a maximum of $50 on the expiration date, and following the procedures set forth above under “— Exercise of Warrants.”

     If the warrant holder does not elect to exercise the warrant, the warrant will be redeemed on the redemption date. If the warrant holder exercises the warrant as of any day (not in lieu of redemption) other than the redemption date, the warrant exercise price will be $50.
     To exercise the warrant, the warrant holder will be required to tender cash. If, however,
•	a holder exercising warrants holds such warrants as part of units on the remarketing settlement date; and

•	the holder has not opted out of participating in the remarketing of the preferred securities, then, upon a successful remarketing, the proceeds of such remarketing will be applied by the remarketing agent no later than the remarketing settlement date to pay the exercise price of the warrants, which we refer to as a “remarketing payment.”
In the event of a failed remarketing:
•	the warrants will still be redeemed for cash or at our option, our common stock or a combination of cash and our common stock, in an amount equal to the warrant redemption amount on the redemption date, which would have also been the remarketing settlement date; and

•	holders of warrants who have elected to exercise their warrants (which final date for election will occur after the remarketing date) will be obligated to tender the applicable exercise price in cash.
     A redemption of the warrants will be conditioned upon a contemporaneous remarketing — whether successful or failed — of the preferred securities. A warrant will cease to be outstanding upon payment by RGA of the warrant redemption amount on a redemption date or upon exercise of the warrant. In the absence of an election to the contrary, preferred security holders will be deemed to have elected to participate in the remarketing.
     Subject to applicable law, RGA or its affiliates may at any time and from time to time purchase outstanding warrants or units of which the warrants are components by tender, in the open market or by private agreement.
Procedures
     RGA must cause written notice of its election to redeem the warrants to be given to holders of the units and the warrants within ten business days of an optional redemption event. At the time RGA gives a notice of election to redeem the warrants, it must also give notice that the preferred securities will be remarketed. RGA may select a date, not less than six nor more than 20 business days (subject to extension, to comply with applicable law) after the date written notice is given to holders of units and warrants, on which the redemption shall occur, which we refer to as the “redemption date.” As long as the units and warrants are evidenced by one or more global certificates deposited with DTC, RGA also will request, not less than six nor more than 20 business days (subject to extension) prior to the redemption date, that DTC notify its participants holding units or warrants of the redemption. In addition, notice of redemption will be published in The Wall Street Journal or in a newspaper of general circulation in New York City, New York no less than six nor more than 20 business days (subject to extension) before the redemption date.
     If RGA gives a notice of redemption in respect of the warrants, then, by 12:00 noon, New York City time, on the redemption date, RGA will deposit irrevocably with DTC consideration sufficient to pay the warrant redemption amount for all warrants registered in the name of DTC’s nominee, Cede & Co. (other than warrants held by persons electing to exercise their warrants instead of a redemption). If any warrants are not represented by one or more global certificates, RGA will irrevocably deposit with the warrant agent for the warrants consideration sufficient to pay the applicable warrant redemption amount for all such warrants

(other than warrants held by persons electing to exercise that warrant instead of a redemption) and will give the warrant agent irrevocable instructions and authority to pay the warrant redemption amount to holders thereof upon surrender of their certificates evidencing the warrants.
     If notice of redemption shall have been given and consideration deposited or paid as required, then immediately prior to the close of business on the redemption date, all rights of holders of warrants will cease, except the right of holders of warrants to receive the warrant redemption amount (or our common stock if the holder elected to exercise a warrant on the redemption date), and the warrants will cease to be outstanding.
Election to Exercise
     At any time prior to 5:00 p.m., New York City time, on the business day prior to the applicable redemption date for the warrants, a warrant holder may elect, at its option, to exercise its warrants instead of a redemption by notifying the warrant agent of such election, provided that RGA has satisfied or caused to be satisfied, as of the date of exercise of such warrants, the conditions to exercise of warrants set forth above under “— Exercise of Warrants.” In such event, an electing warrant holder will be required to tender the exercise price (except in the case of a remarketing payment as described above) to the warrant agent and follow the procedures for exercising warrants specified above under “— Exercise of Warrants” in order to effect an exercise on the applicable redemption date.
     Each holder of a warrant who desires to exercise its warrants on the redemption date, instead of having such warrants redeemed on such date, shall (i) if such warrant is held as a component of a unit, notify the warrant agent and the unit agent of such intention by use of a notice in substantially the form of Exhibit C of the unit agreement or (ii) if such warrant is not held as a component of a unit, notify the warrant agent of such intention by use of a notice set forth on the reverse side of a warrant certificate under “Form of Election to Exercise Warrant to Purchase Common Stock” which is part of Exhibit A to the warrant agreement.
     The warrants will be redeemed on the redemption date unless a warrant holder affirmatively elects to exercise its warrants. As a result, upon an election by RGA to redeem the warrants, a holder may have only five business days to elect to exercise its warrants instead of a redemption. If a holder does not receive the redemption notification because of illness, absence or other circumstances the warrants held by that holder will be redeemed. Because of the abbreviated notification period, a warrant holder who intends to exercise its warrant upon an optional redemption of the warrants may want to make arrangements for the exercise of the warrants and delivery of the shares to the warrant agent quickly upon receipt of a notice of redemption from RGA. See “— Optional Redemption — Procedures” in this Form 8-K.
Conditions to Optional Redemption
     The following will be conditions precedent to the right (or obligation) of RGA to redeem the warrants:
•	as of the date on which RGA elects to redeem the warrants and on the redemption date, a registration statement covering the issuance and sale of shares of our common stock to holders of warrants upon exercise of such warrants shall be effective under the Securities Act of 1933 or such issuance and sale shall be exempt from the registration requirements of the Securities Act of 1933;

•	as of the date on which RGA elects to redeem the warrants and on the redemption date, the shares of our common stock shall have been registered, qualified or deemed to be exempt under applicable state securities laws;

•	as of the redemption date, to the extent required by applicable law, a then current prospectus shall be available to be delivered to exercising holders of the warrants; and

•	as of the date on which RGA elects to redeem the warrants, RGA shall have complied, or be able to comply, with all other applicable laws and regulations, if any, including, without limitation, the Securities Act of 1933, necessary to permit the redemption of the warrants.
     In addition, the conditions to a contemporaneous remarketing of the preferred securities as described below (see “Description of the Preferred Securities — Remarketing — Remarketing Procedures”) must be satisfied as a condition to the contemporaneous redemption of the warrants. A failed remarketing will not constitute a failure to satisfy the conditions to remarketing.
     If a redemption cannot occur because of RGA’s inability to satisfy the four conditions precedent specified above and RGA is using its best efforts to satisfy such requirements, then the redemption will be cancelled and RGA will have the right to redeem the warrants on a subsequent date which is no later than December 15, 2050 upon satisfaction of the conditions described above under the first paragraph of “— Optional Redemption — General.”
Redemption Upon Special Event
     If at any time, a tax event or an investment company event, as those terms are defined below, occurs and the administrative trustees have been informed by an independent law firm that such firm, for substantive reasons, cannot deliver a No Recognition Opinion (as that term is defined in “Description of the Preferred Securities — Distribution of Debentures” in this Form 8-K) to the Trust (either of the foregoing events, a “special event”), then, upon satisfaction of certain specified conditions, as described under “— Optional Redemption — Conditions to Optional Redemption,” RGA may elect, at its option, to redeem the warrants for cash or, at the option of RGA, its common stock or a combination of cash and its common stock, in an amount equal to the warrant redemption amount, which will be equal to $50 minus the exercise price of the warrant as of the end of the day next preceding the redemption date.
     If a special event occurs, the conditions to electing such redemption have been satisfied (see “— Conditions to Redemption Upon Special Event” below) and RGA elects to cause a redemption of the warrants, then RGA will be obligated to cause a remarketing of the preferred securities at a price equal to their accreted value as of the end of the day next preceding the remarketing date. Holders of preferred securities, whether or not holders of units, may elect to participate in the remarketing. See “Description of the Preferred Securities — Remarketing” in this Form 8-K. The settlement date of the remarketing shall be the redemption date and shall be three business days after the remarketing date. On the redemption date, a warrant holder will have the choice of:
•	having the warrants redeemed, at the option of RGA, for cash, our common stock or a combination of cash and our common stock, in an amount equal to the warrant redemption amount for such date; or

•	exercising the warrant by tendering the warrant and the exercise price prior to 5:00 p.m. New York City time on the business day next preceding the redemption date, which will be an amount initially equal to $35.13, which price will accrete on a daily basis as described in this Form 8-K “— General” to a maximum of $50 on the expiration date, and following the procedures set forth above under “— Exercise of Warrants.”
     If the warrant holder does not elect to exercise the warrant, the warrant will be redeemed on the redemption date.
     For purposes of determining the value of RGA common stock used to satisfy the warrant redemption amount, if at all, each share of common stock shall be deemed to have a value equal to the average of the closing sale price per share of RGA’s common stock for the five trading days ending immediately prior to the redemption date.
     “Investment company event” means the receipt by the Trust of an opinion of counsel, rendered by an independent law firm having a recognized national securities practice, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there more than an insubstantial risk that the Trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, which change becomes effective on or after the date on which the preferred securities were initially issued and sold.
     “Tax event” means the receipt by the Trust of an opinion of counsel, rendered by an independent law firm experienced in such matters, to the effect that, as a result of (a) any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or proposed change, pronouncement or decision is announced on or after the date on which the preferred securities were initially issued and sold, there is more than an insubstantial risk that (1) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to interest received or accrued on the debentures, or (2) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.
Conditions to Redemption Upon Special Event
     In addition to the four conditions specified under “— Optional Redemption — Conditions to Optional Redemption” in this Form 8-K, the conditions to a contemporaneous remarketing of the preferred securities as described below (see “Description of the Preferred Securities — Remarketing — Remarketing Procedures” in this Form 8-K) must be satisfied as a condition to the contemporaneous redemption of the warrants. A failed remarketing will not constitute a failure to satisfy the conditions to remarketing. However, if a remarketing of preferred securities following a Special Event cannot occur because of an inability to satisfy the applicable conditions precedent, the contemporaneous redemption of the warrants will be canceled.
     If a redemption of the warrants cannot occur because of an inability to satisfy the four conditions precedent set forth above under “— Optional Redemption — Conditions to Optional Redemption” and RGA is using its best efforts to satisfy such requirements, then the redemption of the warrants will be canceled and RGA will have the right to redeem the warrants on a subsequent date which is no later than December 15, 2050 upon satisfaction of the conditions described under the first paragraph of “— General.”
Change of Control
     If a change of control (as defined below) occurs, each holder of a warrant and preferred security will have the right to:
•	require RGA to redeem that holder’s related warrant on the date that is 45 days (or, if not a business day, the first business day thereafter, subject to extension as described below) after the date RGA gives notice at a redemption price, at the option of RGA, in cash or with its common stock or a combination of cash and its common stock, as described below, equal to 100% of the warrant redemption amount on the redemption date, which will be equal to $50 minus the exercise price of the warrant as of the end of the day next preceding the redemption date instead of redemption; and
•	exchange that holder’s related preferred security for a debenture having an accreted value equal to the accreted value of such preferred security and to require RGA to repurchase such debenture on the repurchase date at a repurchase price equal to 100% of the accreted value of the debenture on the repurchase date plus accrued and unpaid interest (including deferred interest) on the debentures to, but excluding, the repurchase date.
A “change of control” will be deemed to have occurred when any of the following has occurred:
•	the acquisition by any person of beneficial ownership, directly or indirectly, through a purchase, merger, other acquisition transaction or a series of such transactions, of shares of RGA’s capital stock entitling (A) any person other than the MetLife Group (as defined below) to exercise 50% or more of the total voting power of all shares of RGA’s capital stock entitled to vote generally in elections of directors, other than any acquisition by us, any of our future subsidiaries or any of our employee benefit plans, or (B) the MetLife Group and any other person to, directly or indirectly, exercise in the aggregate 85% or more of the total voting power of RGA’s capital stock entitled to vote generally in the election of directors;

•	the acquisition by MetLife, any of its direct or indirect subsidiaries or any of their affiliates (collectively, the “MetLife Group”) of any additional shares of capital stock entitled to vote generally in the election of directors through a purchase, merger, other acquisition transaction or series of such transactions if after giving effect to such acquisition the MetLife Group would be the beneficial owner, directly or indirectly, of shares representing more than 80% of the total voting power of RGA’s capital stock entitled to vote generally in the election of directors for any 120 days within a period of 360 consecutive days;

•	the first day on which a majority of the members of the board of directors of RGA are not “continuing directors,” which means, as of any date of determination, any member of the board of directors of RGA who:

•	was a member of the board of directors on December 1, 2001; or

•	was nominated for election or elected to the board of directors with the approval of a majority of the continuing directors who were members of the board at the time of a new director’s nomination or election; or

•	the consolidation or merger of RGA with or into any other person, any merger of another person into RGA, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of RGA’s properties and assets to another person, other than:
—	any transaction:
     (1) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of RGA’s capital stock; and
     (2) pursuant to which holders of our capital stock immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors of the continuing or surviving person immediately after giving effect to such transaction; or
—	any merger solely for the purpose of changing RGA’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity.
The beneficial owner shall be determined in accordance with Rule 13d-3 promulgated by the SEC under the Securities Exchange Act of 1934. The term “person” includes any syndicate or group which would be deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934.

     However, a change of control will not be deemed to have occurred if:
•	the closing sale price per share of RGA’s common stock for any five full trading days (not including extended hours trading) within the period of ten consecutive trading days ending immediately after the later of the change of control or the public announcement of the change of control, in the case of a change of control under the first bullet point above, or the period of 10 consecutive full trading days (not including extended hours trading) ending immediately before the change of control, in the case of a change of control under the fourth bullet point above, equals or exceeds 110% of the exercise price of the warrants at maturity (as adjusted); or

•	at least 90% of the consideration in the transaction or transactions constituting a change of control consists of shares of common stock traded or to be traded immediately following such change of control on a national securities exchange or the Nasdaq National Market and, as a result of such transaction or transactions, the warrants become exercisable solely into such common stock (and any rights attached thereto).
     In case of a change of control (1) resulting from, or including, a tender offer for our common stock or (2) under the fourth bullet point of the description of “change of control” above only, the percentage of consideration paid in cash to redeem any warrant a holder has elected to have redeemed must be at least equal, on a pro rata basis, to the cash portion of the consideration received by a majority of RGA’s shareholders (other than the MetLife Group) for each share of our common stock in such change of control transaction. Except for the amount of cash required to be paid in accordance with the previous sentence, the consideration to be paid to redeem any warrant in a change of control transaction may be paid in our common stock.
     The right of RGA to pay all or a portion of the warrant redemption amount in connection with a change of control transaction in its common stock is subject to the conditions that the shares of common stock received by holders of warrants must be issued by RGA and not any successor, and RGA must use its best efforts to cause such shares to be listed for trading on a national securities exchange or the Nasdaq National Market. In addition, if RGA elects to pay all or a portion of the redemption amount in connection with a change of control transaction in its common stock, and to issue such stock, RGA must comply with the registration provisions of the Securities Act of 1933 or state securities laws, then RGA will use its best efforts to comply with the registration provisions of the Securities Act of 1933 and any applicable state securities laws. In such event, the date for payment of the change of control redemption amount shall be extended until a reasonable period of time after the stock is registered. Until the stock is so registered, RGA shall not be obligated to pay the change of control redemption amount.
     For purposes of determining the value of our common stock used to pay redeeming warrantholders, each share of common stock shall be deemed to have a value equal to the average of the closing sale price per share of RGA’s common stock for the five full trading days (not including after hours trading) ending immediately prior to the redemption date.
     Except as described above with respect to a change of control, none of the unit securities or the agreements governing them will contain provisions that permit holders of units to require that RGA redeem the warrants or repurchase the debentures in the event of, or otherwise prohibit RGA from undertaking, a merger, takeover, recapitalization or similar business combination or restructuring transaction. In addition, RGA could enter into certain transactions, including acquisitions, refinancings or other recapitalization, that could affect RGA’s capital structure or the value of RGA’s common stock, but that would not constitute a change of control.

     Within 30 days after the occurrence of a change of control, RGA must give notice to each holder of a warrant and the warrant agent of the transaction that constitutes the change of control and of the resulting redemption right. To exercise the redemption right, a warrant holder must deliver on or prior to the 45th day after the date of RGA’s notice irrevocable written notice to the warrant agent of the holder’s exercise of its redemption right.
     RGA will comply with the requirements of the Securities Exchange Act of 1934 and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the redemption of the warrants as a result of a change of control.
     RGA’s ability to redeem warrants upon the occurrence of a change of control is subject to important limitations. The occurrence of a change of control could cause an event of default under, or the redemption could be prohibited or limited by, the terms of RGA’s senior debt. As a result, any redemption of the warrants would, absent a waiver, be prohibited under the indenture until the senior debt is paid in full. Further, there can be no assurance that RGA would have the financial resources, or would be able to arrange financing, to pay the redemption price for all the warrants that might be delivered by holders of warrants seeking to exercise the redemption right. Any failure by RGA to redeem the warrants when required following a change of control may, in turn, cause a default under its senior debt.
Anti-Dilution Adjustment
     The number of shares of our common stock issuable upon the exercise of the warrants, as well as the price requirements for an optional redemption as set forth under “— Optional Redemption,” will be subject to adjustment in certain circumstances, but subject to certain exceptions, including:
•	the issuance of our common stock payable as a dividend or distribution on its common stock;

•	subdivisions and combinations of the common stock of RGA;

•	the issuance to all holders of our common stock of certain rights or warrants to purchase our common stock (or securities convertible into our common stock) at less than (or having a conversion price per share less than) the then current market price (as defined) of our common stock;

•	the dividend or other distribution to all holders of our common stock of shares of RGA capital stock or evidence of RGA indebtedness or cash or other assets (including the capital stock of subsidiaries), but excluding those rights and warrants referred to above and dividends and distributions in connection with a reclassification, change, consolidation, merger, combination, sale or conveyance resulting in a change in the conversion consideration pursuant to the second paragraph following these bullet points or distributions or dividends paid exclusively in cash;

•	dividends or other distributions consisting exclusively of cash to all holders of our common stock to the extent that such distributions, combined together with (A) all other such all-cash distributions made within the preceding 12 months for which no adjustment has been made plus (B) any cash and the fair market value of other consideration paid for any tender offers by RGA or any of its subsidiaries for our common stock concluded within the preceding 12 months for which no adjustment has been made, exceeds 10% of RGA’s market capitalization on the record date for such distribution; market capitalization is the product of the average of the closing sales prices during the preceding 10 trading days times the number of shares of our common stock then outstanding; and

•	the purchase of our common stock pursuant to a tender offer made by RGA or any of its subsidiaries to the extent that the same involves an aggregate consideration that, together with (A) any cash and the fair market value of any other consideration paid in any other tender offer by RGA or any of its subsidiaries for our common stock expiring within the 12 months preceding such tender offer for which no adjustment has been made plus (B) the aggregate amount of any all-cash distributions referred to in the paragraph above to all holders of our common stock within 12 months preceding the expiration of tender offer for which no adjustments have been made, exceeds 10% of RGA’s market capitalization on the expiration of such tender offer.
     No adjustment in the amount of shares of our common stock issuable upon exercise of a warrant or price requirements for an optional redemption will be required unless such adjustment would require a change of at least 1% in the number of shares of our common stock issuable upon exercise of a warrant then in effect at such time or the price of our common stock to effect an optional redemption. Any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as stated above, the number of shares of our common stock issuable upon exercise of a warrant and the price of our common stock to effect an optional redemption will not be adjusted for the issuance of our common stock or any securities convertible into or exchangeable for our common stock or carrying the right to purchase any of the foregoing.
     In the case of:
•	any reclassification or change of our common stock (other than changes in par value or resulting from a subdivision or combination); or

•	a consolidation, merger, statutory share exchange or combination involving RGA or a sale or conveyance to another corporation of all or substantially all of RGA’s property and assets, then, in each case, as a result of which holders of our common stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for our common stock, holders of the warrants then outstanding will be entitled thereafter to exercise those warrants and receive the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) which they would have owned or been entitled to receive upon such reclassification, change, consolidation, merger, statutory share exchange combination, sale or conveyance had such warrants been exercised immediately prior to such reclassification, change, consolidation, merger, statutory share exchange, combination, sale or conveyance and the price of our common stock to effect an optional redemption will be appropriately and proportionately adjusted. Such adjustment would be made assuming the holder did not exercise any rights of election as to the kind or amount of consideration receivable. RGA will agree not to become a party to any such transaction unless its terms are consistent with the foregoing.
     In the event that we distribute shares of common stock of a subsidiary of ours, the number of shares of our common stock issuable upon the exercise of the warrants will be adjusted, if at all, based on the market value of the subsidiary stock so distributed relative to the market value of our common stock, in each case over a measurement period following distribution and if an adjustment is so made, the price of our common stock to effect an optional redemption will be appropriately and proportionately adjusted.
     If a taxable distribution to holders of our common stock or other transaction occurs which results in any adjustment of the exercise price or the amount of shares of our common stock issuable upon exercise of a warrant, holders of warrants may, in certain circumstances, be deemed to have received a distribution subject to U.S. income tax as a dividend. In certain other circumstances, the absence of an adjustment may result in a taxable dividend to holders of common stock.
     RGA may, from time to time, to the extent permitted by law, reduce the exercise price of the warrants by any amount for any period of at least 20 days. In that case RGA will give at least 15 days’ notice of such decrease. RGA may make such reductions in the exercise price, in addition to those set forth above, as RGA’s board of directors deems in the best interests of RGA. RGA may also make such reductions as the board deems advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.
Reservation of Shares
     RGA has authorized and will reserve for issuance the maximum number of shares of its common stock as will be issuable upon the exercise of all outstanding warrants. Such shares of common stock, when issued and paid for in accordance with the warrant agreement, will be duly and validly issued, fully paid and nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests.
Governing Law
     The warrants and the warrant agreement are governed by, and construed in accordance with, the laws of the State of New York.
Modifications and Amendments of the Warrant Agreement
     Modifications of warrants may only be made in accordance with the terms of the warrant agreement. RGA and the warrant agent may amend or supplement the terms of the warrant and the warrant agreement without the consent of holders of the warrants in order to:
•	cure any ambiguity;

•	cure, correct or supplement any defective or inconsistent provision; or

•	amend such terms in any other manner that does not adversely affect the interests of any holder of warrants.
     RGA and the warrant agent, with the consent of holders of a majority of the then outstanding unexercised warrants, may modify or amend the warrants and the warrant agreement. However, RGA and the warrant agent may not make any of the following modifications or amendments without the consent of each holder of warrants:
•	change the exercise price of the warrants, except as provided in the warrant agreement, or, the right to receive the warrant redemption amount;

•	reduce the number of shares of common stock issuable upon exercise of the warrants other than as specified under “— Anti-Dilution Adjustments”;

•	accelerate the expiration date of the warrants; or

•	reduce the percentage of the outstanding unexercised warrants the consent of whose holders is required for modifications and amendments.

DESCRIPTION OF THE PREFERRED SECURITIES
     The preferred securities, which form a part of the Trust PIERS units and which, under certain circumstances, may trade separately from the warrants also forming a part of the units, were issued under the amended and restated trust agreement, which we refer to as the “declaration of trust.” The terms of the preferred securities include those stated in the declaration of trust and those made part of the declaration of trust by the Trust Indenture Act of 1939. This description is only a summary and does not purport to be complete. We urge you to read these documents in their entirety, the Delaware Business Trust Act and the Trust Indenture Act of 1939 because they, and not this description, will define your rights as a holder of the preferred securities, including as a component of the units. We have included the declaration of trust as an exhibit to this Form 8-K. Unless otherwise specified, when we refer to “RGA” in the following description, we mean only Reinsurance Group of America, Incorporated and not its subsidiaries.
Distributions
     Cash distributions on the preferred securities are fixed at a rate per annum of 5.75% of the stated liquidation amount of $50 per preferred security, subject to reset in connection with a remarketing as described under “Description of the Debentures — Interest” in this Form 8-K, payable quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year and payable at such rate to, but excluding, the remarketing settlement date, when, as and if available for payment, by the property trustee. Distributions will accumulate from December 18, 2001. The ability of the Trust to pay the quarterly distributions on the preferred securities will depend solely upon its receipt of corresponding interest payments from RGA on the debentures. Interest on the debentures not paid on the scheduled payment date will accrue and compound quarterly, to the extent permitted by law, at the applicable interest rate, and, as a result, distributions will accumulate and compound quarterly, to the extent permitted by law, at the applicable distribution rate.
     The term “distribution” as used herein includes any regular quarterly distributions, together with any compounded distribution, unless otherwise stated. The amount of distributions payable for any period will be computed as follows:
•	for any full 90-day quarterly distribution period, on the basis of a 360-day year of twelve 30-day months;

•	for any period shorter than a full 90-day distribution period, on the basis of a 30-day month; and

•	for periods of less than a month, on the basis of the actual number of days elapsed per 30-day month.
In the event that any date on which distributions are payable on the preferred securities is not a business day, then payment of the distributions payable on such date will be made on the next day that is a business day (and without any additional distributions or other payment in respect of any such delay), except that, if such business day is in the next calendar year, such payment will be made on the immediately preceding business day, with the same force and effect as if made on the date such payment was originally payable. A “business day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions in the Borough of Manhattan, the City of New York, St. Louis, Missouri or Wilmington, Delaware are authorized or required by law, regulation or executive order to close.
     Distributions on the preferred securities (other than distributions on a remarketing settlement date or redemption date) will be payable to holders thereof as they appear on the books and records of the unit agent or property trustee as of the close of business on the relevant record dates, which, as long as the preferred securities are represented by one or more global certificated securities, will be the close of business on the business day prior to the relevant distribution dates, unless otherwise provided in the declaration of trust or unless a different regular record date is established or provided for the corresponding interest payment date on the debentures. If the preferred securities are not represented only by one or more global certificates, the record date may be selected by the administrative trustee. The record dates will be at least one business day prior to the relevant distribution dates. See “Book-Entry Issuance” in this Form 8-K. Distributions payable on any preferred securities that are not punctually paid on any distribution date will cease to be payable to the person in whose name such preferred securities are registered on the original record date, and such defaulted distribution will instead be payable to the person in whose name such preferred securities are registered on the special record date or other specified date determined in accordance with the declaration of trust.
     Holders of preferred securities are entitled to receive a pro rata distribution of payments of principal on the debentures, except that payments of principal following an exchange of preferred securities for debentures will be paid to holders of the debentures.
     At all times, the distribution rate, the distribution dates and other payment dates for the preferred securities will correspond to the interest rate, interest payment dates and other payment dates on the debentures, which are the sole assets of the Trust.
     Distributions on the preferred securities will be paid on the dates payable only to the extent that payments are made in respect of the debentures held by the property trustee and to the extent that the Trust has funds available for the payment of such distributions. If RGA does not make payments on the debentures, the property trustee will not have funds available to make payments (including distributions) on the preferred securities.
     So long as RGA is not in default in the payment of interest on the debentures, and so long as a failed remarketing has not occurred, RGA has the right under the indenture to defer payments of interest on the debentures by extending the interest payment period at any time, and, from time to time, on the debentures. As a consequence of each such extension, distributions on the preferred securities would be also deferred (but despite such deferral payments of interest would continue to accrue at the then applicable interest rate per annum compounded quarterly, to the extent permitted by applicable law, and, as a result, distributions would continue to accumulate at the then applicable distribution rate compounded quarterly, to the extent permitted by law) by the Trust for a corresponding period. Such right to extend the interest payment period for the debentures is limited to a period not exceeding 20 consecutive quarters and no extension may extend beyond the stated maturity of the debentures or end on a date other than an interest payment date. In the event that RGA exercises this right to defer payments of interest, then RGA will not, and will not permit any subsidiary to:
•	declare or pay any dividends on, make distributions regarding, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the capital stock of RGA, other than:
     (1) purchases of the capital stock of RGA in connection with employee or agent benefit plans or the satisfaction of its obligations under any contract or security outstanding on the date of the event requiring us to purchase capital stock or under any dividend reinvestment plan;
     (2) in connection with the reclassifications of any class or series of RGA’s capital stock, or the exchange or conversion of one class or series of RGA’s capital stock for or into another class or series of our capital stock;
     (3) the purchase of fractional interests in shares of RGA’s capital stock in connection with the conversion or exchange provisions of that capital stock or the security being converted or exchanged;
     (4) dividends or distributions in RGA’s capital stock, or rights to acquire capital stock, or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock;

     (5) any declaration of a dividend in connection with the implementation of a shareholders rights plan, or issuances of stock under any such plan in the future, or redemptions or repurchases of any rights outstanding under RGA’s shareholder rights plan; or
     (6) repurchases of our common stock in connection with acquisitions of businesses made by RGA (which repurchases are made by RGA in connection with the satisfaction of indemnification obligations of the sellers of such businesses);
•	make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by RGA that rank equally with or junior to the debentures; and

•	make any guarantee payments with respect to any guarantee by RGA of the debt securities of any subsidiary, if such guarantee ranks equally with or junior in interest to the debentures, other than payments under our guarantee of the preferred securities of the Trust.
Prior to the termination of any extension period, RGA may further defer payments of interest by extending the interest payment period, provided that such extension period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the stated maturity of the debentures or end on a date other than an interest payment date. Upon the termination of any extension period and the payment of all amounts then due, RGA may commence a new extension period, subject to the above requirements. RGA has no current intention of exercising its right to defer payments of interest by extending the interest payment period of the debentures.
     The accreted value of a preferred security is equal to the accreted value of a debenture, which is equal to the sum of the initial purchase price of the preferred security component of each unit (or $35.13) plus accrual of discount calculated from December 18, 2001 to the date of calculation at the all-in-yield rate of 8.25% per annum through December 15, 2050 minus accrual of interest on the principal amount at maturity of the debentures (or $50) at the rate of 5.75% per year, in each case, on a quarterly bond equivalent yield basis using a 360-day year of twelve 30-day months. For example, because the purchase price initially allocable to the preferred securities was $35.13, the accreted value of a debenture was equal to $35.20 on December 18, 2004 and $35.43 on December 18, 2010.
Remarketing
     A “remarketing event” will occur:
•	in connection with a redemption of the warrants by RGA; or

•	on the third business day prior to December 15, 2050 in connection with the expiration of the warrants if the preferred securities have not previously been remarketed.
     Following the occurrence of a remarketing event, all of the preferred securities other than the preferred securities as to which holders have opted not to participate in the remarketing will be remarketed by an entity to be designated by RGA as remarketing agent. In the absence of an election to the contrary, holders of preferred securities — whether or not components of units — will be deemed to have elected to participate in the remarketing. Under the remarketing agreement, the remarketing agent will use its commercially reasonable efforts to remarket the participating preferred securities at a price equal to 100% of their accreted value as of the end of the day on the day next preceding the remarketing settlement date. If the remarketing is in connection with the expiration of the warrants, the accreted value will equal the stated liquidation amount at maturity. It is a condition precedent to the remarketing that, as of the remarketing settlement date, all applicable laws and regulations, including, without limitation, the Securities Act of 1933, necessary to permit the remarketing of the preferred securities, shall be complied with.

     The proceeds from the remarketed preferred securities will be paid to the selling holders, unless holders are unit holders which have elected to exercise their warrants, in which case the proceeds will be applied on behalf of the selling holders to satisfy in full the exercise price of the warrants.
     In connection with a remarketing related to a redemption, whether or not the holder is participating in a remarketing:
•	the adjusted maturity of the debentures (and, as a result, the adjusted redemption date of the preferred securities) will become the date which is 93 days following the remarketing settlement date;

•	the amount due at the adjusted maturity date of the debentures will be the accreted value of the debentures as of the end of the day on the day next preceding the remarketing settlement date (and as a result, the amount due at the adjusted redemption settlement date of the preferred securities will be the accreted value of the preferred securities as of such date); and

•	beginning on the remarketing settlement date, all of the debentures will bear interest on their accreted value equal to the rate established in the remarketing (and as a result, distribution rates on the preferred securities will be adjusted correspondingly).
     In connection with a remarketing related to the expiration of the warrants:
•	the maturity date of the debentures (and redemption date of the preferred securities) will continue to be March 18, 2051, which will be 93 days following the remarketing settlement date; and

•	beginning on the remarketing settlement date, all of the debentures will bear interest on their accreted value, which at that time will equal $50, at a rate equal to the rate established in the remarketing.
     Accordingly, holders of preferred securities — whether or not components of units — who continue to hold the preferred securities after the remarketing will receive:
•	distributions on their preferred securities for 93 days at the rate equal to the rate established in the remarketing; and

•	the accreted value of their preferred securities (which in connection with the expiration of the warrants is $50) 93 days following the remarketing settlement date.
Remarketing Procedures
     Set forth below is a summary of the procedures to be followed in connection with a remarketing of the preferred securities.
Remarketing in Connection with an Optional Redemption
     In the event of a remarketing in connection with an optional redemption, RGA must cause written notice of the remarketing to be given to holders of the units and the preferred securities at the same time as notice of the related redemption is given by RGA to holders of the units and warrants. See “Description of the Warrants — Optional Redemption — Procedures” in this Form 8-K. As long as the units or the preferred securities are evidenced by one or more global certificates deposited with DTC, RGA also will request, not later than three nor more than 17 business days (subject to extension, to comply with applicable law) prior to the remarketing date, that DTC notify its participants holding units or preferred securities of the remarketing. The remarketing date will be three business days prior to the redemption date. The remarketing settlement date will be the redemption date.

     It is a condition precedent to the remarketing that, as of the remarketing date and the remarketing settlement date, no event of default under the declaration of trust or deferral of distributions to holders of the preferred securities shall have occurred and be continuing. It is a further condition that the conditions to a contemporaneous redemption of the warrants shall have been satisfied, but if these conditions are not met, the warrants may still be redeemed if the conditions are met later.
Remarketing in Connection with a Special Event Redemption
     In the event of a remarketing in connection with a tax event or an investment company event, RGA must cause written notice of the remarketing to be given to holders of the units and the preferred securities at the same time as notice of the related redemption is given by RGA to holders of the units and warrants. See “Description of the Warrants — Redemption Upon a Special Event” in this Form 8-K. As long as the units or the preferred securities are evidenced by one or more global certificates deposited with DTC, RGA also will request, not later than three nor more than 17 business days (subject to extension) prior to the remarketing date, that DTC notify its participants holding units or preferred securities of the remarketing. The remarketing date will be three business days prior to the redemption date. The remarketing settlement date will be the redemption date.
     It is a condition precedent to the remarketing that, as of the remarketing date and the remarketing settlement date, no event of default under the declaration of trust or deferral of distributions to holders of the preferred securities shall have occurred and be continuing. It is a further condition that the conditions to a contemporaneous redemption of the warrants shall have been satisfied, but if these conditions are not met, the warrants may still be redeemed if the conditions are met later.
Remarketing in Connection with the Expiration of the Warrants
     If not previously remarketed in connection with a redemption of the warrants by RGA, the preferred securities will be remarketed on the third business day prior to December 15, 2050 in connection with the expiration of the warrants. No further action will be required of RGA to select such date or give notice of such date. As long as the units or the preferred securities are evidenced by one or more global certificates deposited with DTC, RGA will request, not later than three nor more than 17 business days (subject to extension) prior to the remarketing date, that DTC notify its participants holding units or preferred securities of the remarketing. The warrants will expire on December 15, 2050, the settlement date for a remarketing in connection with the expiration of the warrants.
A Failed Remarketing
     If, by 4:00 p.m., New York City time, on the remarketing date, the remarketing agent is unable to remarket all the preferred securities deemed tendered for remarketing, a “failed remarketing” will have occurred. The administrative trustees will give notice of a failed remarketing to RGA. RGA will instruct the appropriate agent to notify all holders of preferred securities (whether or not a component of a unit) prior to the close of business on the business day following the remarketing settlement date.
     Upon a failed remarketing:
•	beginning on the third business day after the date of a failed remarketing, interest will accrue on the accreted value of the debentures (which in connection with the expiration of the warrants is $50), and distributions will accumulate on the accreted value of the preferred securities;

•	the interest rate on the accreted value of debentures will be equal to 10.25% per annum and, as a result, the distribution rate on the accreted value of preferred securities will be adjusted correspondingly;

•	the accreted value of the debentures and, as a result the accreted value of the preferred securities, as of the end of the day on the day next preceding the remarketing settlement date will become due on the date which is 93 days after the failed remarketing settlement date (which in connection with the expiration of the warrants will be 93 days after December 15, 2050); and

•	RGA will no longer have the option to defer interest payments on the debentures.
Notwithstanding that a failed remarketing may occur in connection with an optional redemption of the warrants, the warrants would nevertheless be redeemed at the warrant redemption amount on the optional redemption date and a warrant holder who has elected to exercise its warrants will be obligated to exercise its warrants instead of such redemption by paying the exercise price in cash.
     A successful remarketing is not a condition to a redemption of the warrants and the warrant holder will have the option to exercise its warrants instead of such redemption, as described under “Description of the Warrants — Optional Redemption” in this Form 8-K.
General
     The following common provisions apply to any remarketing.
     Unless holders of preferred securities, whether or not holders of units, elect not to have their preferred securities remarketed, all preferred securities will be remarketed on the remarketing date. RGA may select a remarketing date not less than three nor more than 17 business days (subject to extension) after written notice of the remarketing is given to holders of the units and the preferred securities. A holder may elect not to have its preferred securities remarketed by notifying the unit agent, in the case of unitholders, or the property trustee, in the case of other holders, of such election not later than 5:00 p.m., New York City time, on the business day preceding the remarketing date. Any such notice will be irrevocable and may not be conditioned upon the level at which the reset rate is established in the remarketing. A holder may elect to exercise its warrants instead of having them redeemed by following the procedures set forth in “Description of the Warrants — Optional Redemption — Election to Exercise” in this Form 8-K. Not later than 5:00 p.m., New York City time, on the business day preceding the remarketing date, the property trustee and the unit agent, as applicable, shall notify the Trust, RGA and the remarketing agent of the number of preferred securities to be tendered for purchase in the remarketing.
     If none of the holders elects to have preferred securities remarketed in the remarketing, the reset rate will be the rate reasonably determined by the remarketing agent, in good faith after consultation with RGA, as the rate that would have been established had a remarketing been held on the remarketing settlement date, and the modifications to the maturity date of the debentures will be effective as of the remarketing settlement date.
     If the remarketing agent determines prior to 4:00 p.m., New York City time, on the remarketing date that it will be able to remarket all the preferred securities deemed tendered for remarketing at a price of 100% of the accreted value of such preferred securities as of the end of the day on the day next preceding the remarketing settlement date, the remarketing agent will determine the reset rate, which will be the rate, rounded to the nearest one-thousandth (0.001) of one percent, per annum that the remarketing agent reasonably determines, in good faith after consultation with RGA, to be the lowest rate per year that will enable it to remarket all the preferred securities deemed tendered for remarketing at that price.
     By approximately 4:30 p.m., New York City time, on the remarketing date, so long as there has not been a failed remarketing, the remarketing agent will advise:

•	DTC, the property trustee, the indenture trustee, the Trust and RGA of the reset rate determined in the remarketing and the number of preferred securities sold in the remarketing;

•	each person purchasing preferred securities in the remarketing, or the appropriate DTC participant, of the reset rate and the number of preferred securities such person is to purchase; and

•	each person purchasing preferred securities to give instructions to its DTC participant to pay the purchase price on the remarketing settlement date in same day funds against delivery of the preferred securities purchased through the facilities of DTC.
     In accordance with DTC’s normal procedures, on the remarketing settlement date, the transactions described above with respect to each preferred security tendered for purchase and sold in the remarketing will be executed through DTC, and the accounts of the respective DTC participants will be debited and credited and such preferred securities delivered by book entry as necessary to effect purchases and sales of the preferred securities. DTC will make payment in accordance with its normal procedures.
     If any holder selling preferred securities in the remarketing fails to deliver the preferred securities, the direct or indirect DTC participant of the selling holder and of any other person that was to have purchased preferred securities in the remarketing may deliver to that other person a number of preferred securities that is less than the number of preferred securities that otherwise was to be purchased by that person. In that event, the number of preferred securities to be so delivered will be determined by the direct or indirect participant, and delivery of the lesser number of preferred securities will constitute full satisfaction of the delivery requirement.
     The right of each holder to have preferred securities tendered for purchase will be subject to the limitations that:
•	the remarketing agent conducts a remarketing pursuant to the terms of the remarketing agreement;

•	the remarketing agent is able to find a purchaser or purchasers for tendered preferred securities; and

•	the purchaser or purchasers deliver the purchase price for the tendered preferred securities to the remarketing agent.
     The remarketing agent is not obligated to purchase any preferred securities that would otherwise remain unsold in the remarketing. Neither RGA, the Trust, any trustee, nor the remarketing agent will be obligated in any case to provide funds to make payment upon tender of preferred securities for remarketing.
     RGA, as borrower, will be liable for any and all costs and expenses incurred in connection with the remarketing.
     In connection with a remarketing of the preferred securities and at any time thereafter, a holder of preferred securities (whether or not participating in the remarketing) may elect to receive a debenture in exchange for its preferred securities. See “— Exchange.”
Remarketing Agent
     The remarketing agent will be selected by RGA. The remarketing agreement provides that the remarketing agent will act as the exclusive remarketing agent and will use commercially reasonable efforts to remarket preferred securities deemed tendered for remarketing in the remarketing at a price of 100% of their accreted value as of the end of the day on the day next preceding the remarketing settlement date. Under specified circumstances, some portion of the preferred securities tendered in the remarketing will be able to be purchased by the remarketing agent.

     The remarketing agreement also provides that the remarketing agent will incur no liability to RGA or to any holder of the units or the preferred securities in its individual capacity or as remarketing agent for any action or failure to act in connection with a remarketing or otherwise, except as a result of negligence or willful misconduct on its part. RGA will pay the fee of the remarketing agent.
     RGA has agreed to indemnify the remarketing agent against certain liabilities, including liabilities under the Securities Act of 1933, arising out of or in connection with its duties under the remarketing agreement.
     The remarketing agreement also provides that the remarketing agent may resign and be discharged from its duties and obligations thereunder. However, no resignation will become effective unless a nationally recognized broker-dealer has been appointed by RGA as successor remarketing agent and the successor remarketing agent has entered into a remarketing agreement with RGA. In that case, RGA will use commercially reasonable efforts to appoint a successor remarketing agent and enter into a remarketing agreement with that person as soon as reasonably practicable.
Limited Right to Repurchase
     If a holder of units exercises its warrants, other than an exercise upon a redemption of the warrants (see “Description of the Warrants — Optional Redemption” and “Description of the Warrants — Exercise of Warrants” in this Form 8-K), such holder will have the right, on the next special distribution date which is no less than 93 days following the exercise date of its warrants, to require the Trust to exchange the preferred securities related to such exercised warrants for debentures having a face amount equal to the liquidation amount of such preferred securities plus accumulated and unpaid distributions (including deferred distributions) to, but excluding, such date and to require RGA to contemporaneously repurchase the exchanged debentures at $50 plus accrued and unpaid interest (including deferred interest) to, but excluding, the repurchase date. See “Description of the Units — Limited Right to Repurchase” in this Form 8-K.
Redemption
     Upon the repayment of the debentures held by the Trust, whether at stated maturity (as adjusted in connection with a remarketing described below) or otherwise, the proceeds from such repayment will be applied by the property trustee to redeem a like aggregate liquidation amount of the preferred securities and common securities. If less than all of the debentures held by the Trust are to be repaid, then, except as described under “— Subordination of Common Securities of the Trust,” and in the next paragraph, the proceeds from such repayment will be allocated pro rata to the redemption of the preferred securities and common securities.
     Under certain circumstances, a holder of preferred securities may elect to exchange the preferred securities for an equivalent amount of debentures. See “— Limited Right to Repurchase,” “— Change of Control” and “— Exchange.” Also, in connection with a liquidation of the Trust, the debentures will be distributed to holders of preferred securities. See “— Distribution of Debentures Upon Tax or Investment Company Event” and “— Liquidation Distribution Upon Dissolution.” In any such event, payments after an exchange made by RGA on account of the debentures will be paid to holders of the debentures.
     Subject to applicable law, RGA or its affiliates may at any time and from time to time purchase outstanding preferred securities or units of which the warrants are components by tender, in the open market or by private agreement.
Redemption Procedures
     Preferred securities will be redeemed at the redemption price in accordance with the terms of the debentures which will include an amount equal to accumulated and unpaid distributions thereon through the date of redemption with the applicable proceeds from the contemporaneous payment of the debentures.

Redemptions of the preferred securities will be made and the Redemption Price will be payable on the redemption date only to the extent that the Trust has sufficient consideration available for the payment of such redemption price. See “— Subordination of Common Securities of the Trust.”
     Notice of any redemption will be given in the manner and at the times specified above under “— Remarketing.” On the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with DTC consideration sufficient to pay the applicable redemption price for all securities held at DTC and will give DTC irrevocable instructions and authority to pay the redemption price to holders of the preferred securities. If any preferred securities are not represented by one or more global certificates, the Trust, to the extent consideration is available, will irrevocably deposit with the paying agent for the preferred securities consideration sufficient to pay the applicable redemption price and will give the paying agent for the preferred securities irrevocable instructions and authority to pay the redemption price to holders thereof upon surrender of their certificates evidencing the preferred securities. Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any preferred securities will be payable to holders of record of such preferred securities who are holders on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and consideration deposited as required, then immediately prior to the close of business on the date of such redemption, all rights of holders of preferred securities called for redemption will cease, except the right of holders of preferred securities to receive the redemption price, but without interest on such redemption price, and preferred securities which are called for redemption will cease to be outstanding. In the event that any date set for redemption of preferred securities is not a business day, then payment of the redemption price payable on such date will be made on the next day which is a business day (and without any interest or other payment in respect of any such delay), except that if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the date such payment was originally payable.
     In the event that payment of the redemption price in respect of preferred securities called for redemption is improperly withheld or refused and not paid either by the Trust or by RGA pursuant to the guarantee as described under “Description of the Guarantee” in this Form 8-K, distributions on such preferred securities will continue to accumulate at the applicable rate per annum, from the redemption date originally established by the Trust for the preferred securities to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price. See “— Distributions.”
     If preferred securities are represented by one or more global certificates, they will be redeemed in accordance with standard DTC procedures.
Change of Control
     If a change of control (as defined in “Description of the Warrants — Change of Control” in this Form 8-K) occurs, each holder of a preferred security will have the right to exchange any or all of that holder’s preferred securities for debentures having an accreted value equal to the accreted value of such preferred securities and to require RGA to repurchase such debentures on the repurchase date at a repurchase price in cash equal to 100% of the accreted value on the repurchase date of the debentures that are exchanged for such holder’s preferred securities, plus accrued and unpaid interest (including deferred interest) on such debentures to, but excluding, the repurchase date.
     Within 30 days after the occurrence of a change of control, RGA must give notice to each holder of a preferred security and the property trustee of the transaction that constitutes the change of control and of the resulting repurchase right. To exercise the repurchase right, a preferred security holder must deliver, within a 30-day period specified in RGA’s notice, irrevocable written notice to RGA, the Trust and the property trustee and the exchange agent of the holder’s exercise of its repurchase right. The preferred securities shall be exchanged for debentures no less than three business days prior to the repurchase date, which shall not be later than 138 days after the date of the change of control notice.
     RGA will comply with the requirements of the Securities Exchange Act of 1934 and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the redemption of the warrants or the repurchase of the debentures as a result of a change of control.
     RGA’s ability to repurchase debentures upon the occurrence of a change of control is subject to important limitations. The occurrence of a change of control could cause an event of default under, or be prohibited or limited by, the terms of RGA’s senior debt. As a result, any repurchase of the debentures would, absent a waiver, be prohibited under the indenture until the senior debt is paid in full. Further, there can be no assurance that RGA would have the financial resources, or would be able to arrange financing, to pay the repurchase price for all the debentures that might be delivered by holders of debentures seeking to exercise the repurchase right. Any failure by RGA to repurchase the debentures when required following a change of control would result in an event of default under the declaration of trust, whether or not such repurchase is permitted by the indenture. Any such default may, in turn, cause a default under senior debt.
Exchange
     In connection with a remarketing of the preferred securities and at any time thereafter, a holder of preferred securities may exchange its preferred securities for debentures, assuming compliance with applicable securities laws, including the Securities Act of 1933. In such event, the administrative trustees will cause debentures held by the property trustee, having an aggregate accreted value equal to the aggregate accreted value of the preferred securities held by such holder and with accrued and unpaid interest equal to accumulated and unpaid distributions on the preferred securities held by such holder, to be distributed to such holder in exchange for such holders’ pro rata interest in the Trust. In such event, the debentures held by the Trust will decrease by the amount of debentures delivered to the holder of preferred securities.
Distribution of Debentures
     The administrative trustees may, with the consent of RGA except in certain limited circumstances, at any time dissolve the Trust and, after satisfaction of liabilities to creditors, cause debentures held by the property trustee, having an aggregate principal amount equal to the aggregate liquidation amount of the preferred securities and common securities, with an interest rate identical to the distribution rate of the preferred securities and common securities, and accrued and unpaid interest equal to accumulated and unpaid distributions on the preferred securities and common securities, to be distributed to holders of the preferred securities and the common securities of the Trust in liquidation of such holders’ interests in the Trust on a pro rata basis, upon not less than 30 nor more than 60 days’ notice, within 93 days following the occurrence of such event; provided, however, that such dissolution and distribution shall be conditioned on the administrative trustees’ receipt of an opinion of independent counsel to the effect that holders of the preferred securities will not recognize any gain or loss for United States federal income tax purposes as a result of the dissolution of the Trust and the distribution of debentures, which we refer to as a “No Recognition Opinion”.
     If the administrative trustees shall have been informed by an independent law firm that such firm cannot deliver a No Recognition Opinion to the Trust and a tax event or investment company event shall have occurred, RGA shall have the right to cause a remarketing of the preferred securities as described above under “— Remarketing” within 93 days following the occurrence of such event.
     Under current United States federal income tax law, and interpretations thereof and assuming that, as expected, the Trust is treated as a grantor trust, a distribution of the debentures will not be a taxable event to the Trust and/or to holders of the preferred securities. Should there be a change in law, a change in legal interpretation, certain tax events or other circumstances, however, the distribution of debentures could be a taxable event to holders of the preferred securities in which event RGA could, as provided above, cause a remarketing of the preferred securities, and would not be permitted to distribute the debentures at such time.

     If RGA does not elect any of the options described above, the preferred securities will remain outstanding until the repayment of the debentures. In the event a tax event has occurred and is continuing and RGA is not permitted to distribute the debentures, under the indenture, RGA, as borrower, will be obligated to pay any taxes, duties, assessments and other governmental charges to which the Trust or distributions paid by the Trust have become subject as a result of a tax event. See “Description of the Debentures — Payment of Expenses of the Trust” in this Form 8-K.
     If debentures are distributed in exchange for preferred securities and common securities, the holders of such debentures will have the same right of repurchase and change of control right of repurchase.
Subordination of Common Securities of the Trust
     Payment of distributions on, and the redemption price of, the preferred securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of such preferred securities and common securities; provided, however, that if on any distribution date an indenture event of default shall have occurred and be continuing, no payment of any distribution on, or redemption price of, any of the common securities of the Trust, and no other payment on account of the redemption or liquidation of, or otherwise with respect to, the common securities of the Trust, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding preferred securities for all distribution periods terminating on or prior thereto, or in the case of payment of the redemption price the full amount of such redemption price on all of the outstanding preferred securities then called for redemption, shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the preferred securities then due and payable.
Liquidation Distribution Upon Dissolution
     Pursuant to the declaration of trust, the Trust shall automatically dissolve on the first to occur of: (1) certain events of bankruptcy, dissolution or liquidation of RGA, (2) the distribution of the debentures to holders of the preferred securities and the common securities, (3) the redemption of all of the preferred securities and common securities in connection with the maturity of all of the debenture, (4) the entry by a court of competent jurisdiction of an order for the dissolution of the Trust and (5) the expiration of the term of the Trust.
     In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust, which we refer to as a “liquidation,” holders of the preferred securities on the date of the liquidation will be entitled to receive, out of the assets of the Trust available for distribution to holders of preferred securities and the common securities after satisfaction of the Trust’s liabilities to creditors, if any, distributions in cash or other immediately available funds in an amount equal to the accreted value of the preferred securities plus accumulated and unpaid distributions thereon to the date of payment, which we refer to as the “liquidation distribution,” unless, in connection with such liquidation, debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accumulated and unpaid distributions on, such preferred securities and common securities shall be distributed on a pro rata basis to holders of the preferred securities and common securities in exchange for the preferred securities and common securities. If liquidation distributions can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the Trust on the preferred securities and common securities shall be paid on a pro rata basis so that holders of the common securities of the Trust will be entitled to receive distributions upon any such liquidation pro rata with holders of the preferred securities, except that if an indenture event of default has occurred and is continuing, the preferred securities shall have a preference over the common securities of the Trust with regard to liquidation distributions.

     After the liquidation date is fixed for any distribution of debentures to holders of the preferred securities:
•	the preferred securities will no longer be deemed to be outstanding;

•	if the preferred securities are represented by one or more global certificates, DTC or its nominee, as a record holder of preferred securities, will receive a registered global certificate or certificates representing the debentures to be delivered upon such distribution; and

•	any certificates representing preferred securities not held by DTC or its nominee will be deemed to represent debentures having a principal amount equal to the liquidation amount of such preferred securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on such preferred securities, until such certificates are presented for cancellation, whereupon RGA will issue to such holder, and the indenture trustee will authenticate, a certificate representing such debentures.
Trust Enforcement Events
     An event of default under the indenture, which we refer to as an “indenture event of default,” constitutes an event of default under the declaration of trust with respect to the preferred securities and common securities, which we refer to as a “trust enforcement event.” See “Description of the Debentures — Indenture Events of Default” in this Form 8-K.
     Upon the occurrence and continuance of a trust enforcement event, the property trustee as the sole holder of the debentures will have the right under the indenture to declare the principal amount of the debentures due and payable. RGA and the Trust are each required to file annually with the property trustee an officer’s certificate as to its compliance with all conditions and covenants under the declaration of trust.
     If the property trustee fails to enforce its rights under the debentures, after a holder has made a written request, such registered holder of preferred securities may institute a legal proceeding against RGA to enforce the property trustee’s rights under the debentures. Notwithstanding the foregoing, if a trust enforcement event has occurred and is continuing and such event is attributable to the failure of RGA to pay interest or principal on the debentures on the date such interest or principal is otherwise payable (or in connection with a repurchase of preferred securities, the repurchase date), then a registered holder of preferred securities may institute a direct action for payment after the respective due date specified in the debentures. Except as provided in this paragraph, holders of preferred securities will not be able to exercise directly any other remedy available to holders of the debentures.
     Pursuant to the declaration of trust, the holder of the common securities of the Trust will be deemed to have waived any trust enforcement event with respect to the common securities of the Trust until all trust enforcement events with respect to the preferred securities have been cured, waived or otherwise eliminated. Until all trust enforcement events with respect to the preferred securities have been so cured, waived or otherwise eliminated, the property trustee will be deemed to be acting solely on behalf of holders of the preferred securities and only holders of the preferred securities will have the right to direct the property trustee in accordance with the terms of the preferred securities.
Voting Rights and Amendment of the Declaration
     Except as provided below and other than as required by law and the declaration of trust, holders of the preferred securities have no voting rights.

     Subject to the property trustee receiving a tax opinion, as described below, so long as any debentures are held by the property trustee, holders of a majority in liquidation amount of the preferred securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or to direct the exercise of any trust or power conferred upon the property trustee under the declaration of trust, including the right to direct the property trustee, as holder of the debentures, to:
•	exercise the remedies available to it under the indenture as a holder of the debentures;

•	consent to any amendment or modification of the indenture or the debentures where such consent shall be required; or

•	waive any past default and its consequences that is available under the indenture;
provided, however, that if an indenture event of default has occurred and is continuing, then holders of at least 25% of the aggregate liquidation amount of the preferred securities may direct the property trustee to declare the principal of and premium, if any, and interest on the debentures due and payable; provided, further, that where a consent or action under the indenture would require the consent or act of holders of more than a majority of the aggregate principal amount of debentures affected thereby, only holders of the percentage of the aggregate stated liquidation amount of the preferred securities which is at least equal to the percentage required under the indenture may direct the property trustee to give such consent or to take such action.
     The property trustee shall notify each holder of the preferred securities of any notice of any indenture event of default which it receives from RGA with respect to the debentures. Except with respect to directing the time, method, and place of conducting a proceeding for a remedy, the property trustee shall be under no obligation to take any of the actions described above unless the property trustee has obtained an opinion of counsel, rendered by an independent law firm experienced in such matters, to the effect that the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes as a result of such action, and each holder will be treated as owning an undivided beneficial ownership interest in the debentures.
     The declaration of trust may be amended from time to time by RGA and a majority of the administrative trustees (and in certain circumstances the property trustee and the Delaware trustee), without the consent of holders of the preferred securities:
•	to cure any ambiguity or correct or supplement any provisions in the declaration of trust that may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the declaration of trust that shall not be inconsistent with the other provisions of the declaration of trust;

•	to add to the covenants, restrictions or obligations of RGA in its capacity as depositor of the Trust;

•	to conform to any change in Rule 3a-5 or 3a-7 under the Investment Company Act of 1940 or written change in interpretation or application of Rule 3a-5 or 3a-7 under the Investment Company Act of 1940 by any legislative body, court, government agency or regulatory authority;

•	to modify, eliminate or add to any provisions of the declaration of trust to the extent necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any preferred securities and common securities are outstanding or to ensure that the Trust will not be required to register as an “investment company” under the Investment Company Act of 1940; or

•	facilitate the tendering, remarketing and settlement of the preferred securities;

provided, however, that none of the foregoing actions shall adversely affect in any material respect the interests of any holder of preferred securities and common securities, and any amendments of the declaration of trust shall become effective when notice thereof is given to holders of preferred securities and common securities.
     The declaration of trust may not be amended without the consent of RGA, a majority of the administrative trustees and the consent of holders representing not less than a majority in liquidation amount of the outstanding preferred securities and common securities, each voting as a class, if such amendment would adversely affect the powers, preferences or special rights of the securities or their holders or result in the dissolution, winding up or termination of the Trust, provided that if any amendment would adversely affect only the preferred securities or the common securities of the Trust, or, in either case, the holders of such securities, then only the affected class will be entitled to vote on such amendment and such amendment shall not be effective except with the approval of a majority in liquidation amount of such class of preferred securities and common securities affected thereby.
     In any event, without the consent of each holder of preferred securities and common securities affected thereby, the declaration of trust may not be amended to:
•	change the amount or timing of any distribution on the preferred securities and common securities or otherwise adversely affect the amount of any distribution required to be made in respect of the preferred securities and common securities as of a specified date;

•	change the holder’s rights upon a change of control as described under “— Change of Control”;

•	restrict the right of a holder of preferred securities and common securities to institute suit for the enforcement of any such payment on or after such date; or

•	change the right of any unit holder to exchange its preferred securities for debentures and to require repurchase of such debentures as described under “— Limited Right to Repurchase.”
     Any required approval or direction of holders of preferred securities may be given at a meeting of holders of preferred securities convened for such purpose or pursuant to written consent. The administrative trustees will cause a notice of any meeting at which holders of preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of preferred securities in the manner set forth in the declaration of trust. The administrative trustee shall call a meeting of the holders of a class at the direction of holders of at least 20% in liquidation amount of such class.
     No vote or consent of holders of preferred securities will be required for the Trust to redeem and cancel the preferred securities in accordance with the declaration of trust or to distribute the debentures in accordance with the indenture.
     Notwithstanding that holders of preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by RGA, the administrative trustees or any affiliate of RGA or any other trustees of the Trust, shall, for purposes of such vote or consent, be treated as if they were not outstanding.
Registrar and Transfer Agent
     The Bank of New York Mellon Trust Company, N.A., as property trustee, acts as registrar and transfer agent for the preferred securities.

     Registration of transfers or exchanges of preferred securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or any other governmental charges that may be imposed in connection with any transfer or exchange, the Trust may charge a sum sufficient to cover any such payment. If the preferred securities are to be redeemed in part, the Trust will not be required to:
•	issue, register the transfer of or exchange any preferred securities during a period beginning at the opening of business 15 days before the day of the mailing of the relevant notice of redemption and ending at the close of business on the day of such mailing; or
•	register the transfer or exchange of any preferred securities so selected for redemption, except, in the case of any preferred securities being redeemed in part, any portion thereof not to be redeemed.
Information Concerning the Property Trustee
     The property trustee, other than during the occurrence and continuance of a trust enforcement event (as defined under “Description of the Preferred Securities — Trust Enforcement Events” in this Form 8-K), undertakes to perform only such duties as are specifically set forth in the declaration of trust and, after such trust enforcement event (which has not been cured or waived), must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the declaration of trust at the request of any holder of preferred securities unless it is offered security and indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred thereby.
Payment and Paying Agency
     Payments in respect of the global certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable distribution dates or, if the preferred securities are not represented by one or more global certificates, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register in respect of the registrar. The paying agent for the preferred securities shall initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and RGA. The paying agent for the preferred securities shall be permitted to resign as paying agent for the preferred securities upon 30 days’ written notice to the administrative trustees. In the event that the property trustee shall no longer be the paying agent for the preferred securities, the administrative trustees shall appoint a successor, which shall be a bank or trust company acceptable to RGA, to act as paying agent for the preferred securities.
Mergers, Consolidations, Amalgamations or Replacements of the Trust
     The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other person, except as described below. The Trust may, at the request of RGA, with the consent of the administrative trustees and without the consent of holders of the preferred securities, the Delaware trustee or the property trustee merge with or into, consolidate, amalgamate, be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State, provided that:
•	such successor entity (if not the Trust) either expressly assumes all of the obligations of the Trust with respect to the preferred securities and the common securities of the Trust or substitutes for such securities other securities having substantially the same terms as such securities, which we refer to as the “successor securities,” so long as the successor securities rank the same as such securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	if the Trust is not the successor entity, RGA expressly appoints a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the debentures;

•	any successor securities are listed (or eligible for trading), or any successor securities will be listed (or eligible for trading) upon notification of issuance, on any national securities exchange or with any other organization on which the preferred securities were listed or quoted or eligible for trading prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease;

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the preferred securities (including any successor securities) to be downgraded by any nationally recognized statistical rating organization;

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of holders of the preferred securities (including any successor securities) in any material respect;

•	such successor entity (if not the Trust) has a purpose identical in all material respects to that of the Trust;

•	prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, RGA has received an opinion of counsel to the Trust, rendered by an independent law firm experienced in such matters, to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of holders of the preferred securities (including any successor securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, (1) neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940 and (2) the Trust or the successor entity, as the case may be, will continue to be classified as a grantor trust for United States federal income tax purposes;

•	RGA or any permitted successor or assignee owns all of the common securities of the Trust or such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the guarantee; and

•	such successor entity expressly assumes all of the obligations of the Trust.
     In addition, the Trust shall not, except with the consent of holders of 100% in aggregate stated liquidation amount of the preferred securities, consolidate, amalgamate, merge with or into, be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it or acquire by conveyance, transfer or lease its properties and assets as an entirety or substantially as an entirety if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.
Merger or Consolidation of Trustees
     Any corporation into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which such trustee may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under the declaration of trust, provided such corporation shall be otherwise qualified and eligible.
Miscellaneous
     The administrative trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an “investment company” required to be registered under the Investment Company Act of 1940 or classified as other than a grantor trust for United States federal income tax purposes and so that the debentures will be treated as indebtedness of RGA for United States federal income tax purposes. RGA and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the declaration of trust, that RGA and the administrative trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the preferred securities.
     The Trust may not make any loans or incur any indebtedness, invest any proceeds received in connection with ownership of debentures, or take or consent to any action that would result in a lien on any of its assets. In addition, the Trust may not take any action inconsistent with the status of the Trust as a grantor trust for United States federal income tax purposes.

DESCRIPTION OF THE DEBENTURES
     RGA issued the junior subordinated debentures under the Junior Subordinated Indenture dated as of December 18, 2001, as supplemented by a First Supplemental Junior Subordinated Indenture dated as of December 18, 2001, in each case, between us and The Bank of New York, as indenture trustee, which we refer to collectively as the indenture. This description is only a summary of the material terms and does not purport to be complete. We urge you to read these documents in their entirety because they, and not this description, will define your rights as a beneficial holder of the debentures. We have included the First Supplemental Junior Subordinated Indenture and the Junior Subordinated Indenture as exhibits to this Form 8-K. Unless otherwise specified, when we refer to “RGA” in the following description, we mean only RGA and not its subsidiaries.
General
     The debentures are limited in aggregate principal amount to the aggregate liquidation amount of all preferred securities and common securities as set forth in the declaration of trust.
     The debentures will be issued only in fully registered form, without coupons, and will be denominated in U.S. dollars issued only in denominations of U.S. $1,000 and any integral multiple thereof. (Section 3.2 of the indenture).
     The debentures are not subject to a sinking fund provision. The entire principal amount of the debentures will mature and become due and payable, together with any accrued and unpaid interest thereon, including compounded interest (as defined under “— Option to Extend Interest Payment Period”), if any, on March 18, 2051, unless such maturity date is earlier in connection with a remarketing of the preferred securities as described under “Description of the Preferred Securities — Remarketing” in this Form 8-K, in which event the accreted value of the debentures will be due and payable on such earlier maturity date, together with any accrued and unpaid interest on the accreted value.
     The debentures were initially issued as a global certificate. Under certain limited circumstances, debentures may be issued in certificated form in exchange for a global certificate. Payments on debentures issued as a global certificate will be made through the debenture paying agent for the debentures to DTC. In the event debentures are issued in certificated form, principal, premium, if any, and interest will be payable, the transfer of the debentures will be registrable and debentures will be exchangeable for debentures of other denominations of a like aggregate principal amount at the corporate trust office of the indenture trustee in New York, New York; provided that payment of interest may be made at the option of RGA by check mailed to the address of the holder entitled to it at the address held by the registrar. Notwithstanding the foregoing, so long as the beneficial holder of some or all of the debentures is the property trustee, the payment of principal, premium, if any, and interest on the debentures held by the property trustee will be made through DTC to such account as may be designated by the property trustee.
     If a holder of units exercises its warrants, other than an exercise instead of a redemption of warrants, that holder will have the right to require the Trust to exchange its preferred securities for debentures and require RGA to repurchase its debentures as described in “Description of the Units — Limited Right to Repurchase” in this Form 8-K.
     Under certain circumstances involving the dissolution of the Trust, including following the occurrence of a tax event or an investment company event, the debentures may be distributed to holders of the preferred securities and common securities in liquidation of the Trust, unless the preferred securities are otherwise redeemed in connection with that event. See “Description of the Preferred Securities — Distribution of Debentures” in this Form 8-K.

     We are a holding company. As a result, we may rely primarily on dividends or other payments from our operating subsidiaries to pay principal and interest on our outstanding debt obligations, and to make dividend distributions on our capital stock. The principal source of funds for these operating subsidiaries comes from their current operations. We can also utilize investment securities maintained in our portfolio for these payments.
     Applicable insurance regulatory and other legal restrictions limit the amount of dividends and other payments our subsidiaries can make to us. Our subsidiaries have no obligation to guarantee or otherwise pay amounts due under the debentures. Therefore, the debentures will be effectively subordinated to all indebtedness and other liabilities and commitments of our subsidiaries, including claims under reinsurance contracts, debt obligations and other liabilities incurred in the ordinary course of business. As of September 30, 2010, our consolidated indebtedness aggregated approximately $897.6 million, all of which was senior unsecured indebtedness that will rank equally with any future senior debt securities, and our subsidiaries had approximately $22.2 billion of outstanding liabilities, including $850.0 million of liabilities associated with the floating rate insured notes issued by our subsidiary, Timberlake Financial, L.L.C. At that time, we also had a face amount of approximately $225.0 million of junior subordinated indebtedness that we had issued to RGA Capital Trust I in connection with its issuance of our Trust PIERS® units in December 2001, which will rank at least equally with any other junior subordinated debt that we might issue in the future, but which is subordinated and junior in right of payment to our current and future senior and subordinated debt securities. On December 8, 2005, we completed an offering of $400 million of junior subordinated debentures due 2065, which are junior to the junior subordinated indebtedness that we had issued in connection with the Trust PIERS® units. During 2009, we repurchased $80.2 million face amount of the junior subordinated debentures for $38.9 million. In the event of a default on any debentures, the holders of the debentures will have no right to proceed against the assets of any insurance subsidiary. If the subsidiary were to be liquidated, the liquidation would be conducted under the laws of the applicable jurisdiction. Our right to receive distributions of assets in any liquidation of a subsidiary would be subordinated to the claims of the subsidiary’s creditors, except to the extent any claims of ours as a creditor would be recognized. Any recognized claims of ours would be subordinated to any prior security interest held by any other creditors of the subsidiary and obligations of the subsidiary that are senior to those owing to us.
     None of our shareholders, officers or directors, past, present or future, will have any personal liability with respect to our obligations under the indenture or the debentures on account of that status. (Section 1.14 of the indenture).
Payment
     Payments in respect of the debentures will be made in the designated currency at the office or agency of RGA maintained for that purpose as RGA may designate from time to time, except that, at the option of RGA, interest payments, if any, on debentures in registered form may be made by checks mailed to the holders of debt securities entitled thereto at their registered addresses. (Section 3.7 of the indenture).
Payment of Interest With Respect to Registered Debentures
     Payment of any installment of interest on debentures in registered form will be made to the person in whose name such debentures are registered at the close of business on the regular record date for such interest. (Section 3.7 of the indenture).

Transfer and Exchange
     Debentures in registered form will be transferable or exchangeable at the agency of RGA maintained for such purpose as designated by RGA from time to time. Debentures may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection with such transfer or exchange. (Section 3.5 of the indenture).
Subordination
     The payment of principal of and interest on the debentures will be, to the extent provided in the indenture, subordinated to the prior payment in full of all present and future senior indebtedness (as defined below).
     Subject to the qualifications described below, the term “senior indebtedness” includes principal and premium, if any, of and interest on the following:
•	all indebtedness of RGA, whether outstanding on the date of the issuance of the debentures or thereafter created, incurred or assumed, which is for money borrowed, or which is evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

•	all obligations of RGA under leases required or permitted to be capitalized under generally accepted accounting principles;

•	any indebtedness of others of the kinds described in the first bullet point above for the payment of which RGA is responsible or liable as guarantor or otherwise; and

•	amendments, renewals, extensions and refundings of any of the above types of indebtedness.
     The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness. Notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include (1) indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business, (2) any indebtedness which by its terms is expressly made equal in rank and payment with or subordinated to the debentures and (3) obligations by RGA owed to its subsidiaries. (Section 17.2 of the indenture)
     In the event that, notwithstanding any of the foregoing prohibitions, the indenture trustee or the holders of the debentures receive any payment or distribution on account of or in respect of the debentures at a time when a responsible officer of the indenture trustee or such holder has actual knowledge that such payment or distribution should not have been made to it, the trustee or such holder shall hold such payment or distribution in trust for the benefit of, and, upon written request, shall pay it over to, the holders of the senior indebtedness or their agents or representatives, for application to the payment of the all principal, premium, if any, and interest then payable with respect to any senior indebtedness.
     No direct or indirect payment, in cash, property or securities, by set-off or otherwise, shall be made or agreed to be made on account of the debentures or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of the debentures, if:
•	RGA defaults in the payment of any principal, or premium, if any, or interest on any senior indebtedness, whether at maturity or at a date fixed for prepayment or declaration or otherwise; or

•	an event of default occurs with respect to any senior indebtedness permitting the holders to accelerate the maturity and written notice of such event of default, requesting that payments on the debentures cease, is given to RGA by the holders of senior indebtedness, unless and until such default in payment or event of default has been cured or waived or ceases to exist. (Section 17.4 of the indenture).
     All present and future senior indebtedness, including, without limitation, interest accruing after the commencement of any proceeding described below, assignment or marshaling of assets, shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made by RGA on account of the debentures in the event of:
•	any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to RGA, its creditors or its property;

•	any proceeding for the liquidation, dissolution or other winding-up of RGA, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

•	any assignment by RGA for the benefit of creditors; or

•	any other marshaling of the assets of RGA.
     In any such event, payments or distributions which would otherwise be made on the debentures will generally be paid to the holders of senior indebtedness, or their representatives, in accordance with the priorities existing among these creditors at that time until the senior indebtedness is paid in full. If the payments or distributions on the debentures are in the form of RGA’s securities or those of any other corporation under a plan of reorganization or readjustment and are subordinated to outstanding senior indebtedness and to any securities issued with respect to such senior indebtedness under a plan of reorganization or readjustment, they will be made to the holders of the subordinated debt securities and then, if any amounts remain, to the holders of the junior subordinated debt securities. (Section 17.3 of the indenture). No present or future holder of any senior indebtedness will be prejudiced in the right to enforce the subordination of subordinated debt securities or debentures by any act or failure to act on the part of RGA. (Section 17.9 of the indenture).
     Senior indebtedness will only be deemed to have been paid in full if the holders of such indebtedness have received cash, securities or other property which is equal to the amount of the outstanding senior indebtedness. After payment in full of all present and future senior indebtedness, holders of subordinated debt securities will be subrogated to the rights of any holders of senior indebtedness to receive any further payments or distributions that are applicable to the senior indebtedness until all the subordinated debt securities are paid in full. In matters between holders of the debentures and any other type of RGA’s creditors, any payments or distributions that would otherwise be paid to holders of senior indebtedness and that are made to holders of the debentures because of this subrogation will be deemed a payment by RGA on account of senior indebtedness and not on account of the debentures. (Section 17.7 of the indenture)
     Subordinated indebtedness will only be deemed to have been paid in full if the holders of such indebtedness have received cash, securities or other property which is equal to the amount of the outstanding subordinated indebtedness. After payment in full of all present and future subordinated indebtedness, holders of junior subordinated debt securities will be subrogated to the rights of any holders of subordinated indebtedness to receive any further payments or distributions that are applicable to the subordinated indebtedness until all the junior subordinated debt securities are paid in full. In matters between holders of junior subordinated debt securities and any other type of RGA’s creditors, any payments or distributions that would otherwise be paid to holders of subordinated debt securities and that are made to holders of junior subordinated debt securities because of this subrogation will be deemed a payment by RGA on account of subordinated indebtedness and not on account of junior subordinated debt securities. (Section 17.7 of the indenture).

     The indenture provides that the foregoing subordination provisions may be changed, except in a manner which would be adverse to the holders of junior subordinated debt securities of any series then outstanding. (Sections 11.1 and 11.2 of the indenture).
     In addition to the contractual subordination provisions described above, the rights of the holders of the debentures (and the guarantee) will be structurally subordinated to all existing and future obligations of RGA’s subsidiaries. RGA is a holding company. As a result, we rely primarily on dividends or other payments from our direct and indirect principal operating subsidiaries, RGA Reinsurance and RGA Canada, to pay principal and interest on our outstanding debt obligations, and to make dividend distributions on our capital stock. See “Risk Factors — Risks Related to Our Business — RGA is an insurance holding company, and our ability to pay principal, interest and/or dividends on securities is limited” beginning on page 21 of our most recent Annual Report on Form 10-K. We can also utilize investment securities maintained in our portfolio for these payments. The principal source of funds for RGA Reinsurance and RGA Canada comes from current operations.
     Due to the subordination provisions, described above, in the indenture under which the debentures were issued, in the event of our insolvency, funds which we would otherwise use to pay the holders of the debentures will be used to pay the holders of senior indebtedness to the extent necessary to pay the senior indebtedness in full. As a result of these payments, our general creditors may recover less, ratably, than the holders of our senior indebtedness and these general creditors may recover more, ratably, than the holders of the debentures or our other subordinated indebtedness. In addition, the holders of our senior indebtedness may, under certain circumstances, restrict or prohibit us from making payments on the debentures or distributions on the preferred securities. As of September 30, 2010, we had approximately $2,225.7 million of debt, including approximately $897.6 million of senior indebtedness and the junior subordinated indebtedness that we issued to the Trust in connection with its issuance of the Trust PIERS Units. The indenture places no limitation on the amount of additional senior indebtedness that may be incurred by RGA. RGA expects from time to time to incur additional indebtedness constituting senior indebtedness.
     In addition, because RGA is a holding company, its principal assets consist of the stock of its insurance company subsidiaries and absent any additional capital raising or borrowing, its principal cash flow would be derived from dividends and other distributions or loans from its insurance company subsidiaries. Therefore, RGA’s ability to service its debt, including the guarantee and the debentures, would be dependent upon the earnings of these subsidiaries and their ability to distribute those earnings as dividends or make loans or other payments to RGA. In addition, regulatory restrictions may limit these payments. Our insurance company subsidiaries are subject to various state statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay to us, as described in Item 1 — Business in our most recent Annual Report on Form 10-K.
     As a result of RGA being a holding company, both the guarantee and the debentures will be structurally subordinated to all of its subsidiaries’ existing and future obligations. RGA only has a stockholder’s claim in the assets of its subsidiaries. This stockholder’s claim is junior to claims that creditors and reinsurance contract holders of RGA’s subsidiaries have against those subsidiaries. Holders of the debentures and beneficiaries of the guarantee of the preferred securities will only be creditors of RGA, and such holders will not be creditors of RGA’s subsidiaries, where most of RGA’s consolidated assets are located. All of RGA’s subsidiaries’ existing and future liabilities, including any claims of trade creditors, claims under reinsurance contracts, debt obligations and other liabilities and third-party preferred shareholders, will be effectively senior to the guarantee of the preferred securities and the debentures. As of September 30, 2010, the total liabilities of our subsidiaries were approximately $22.2 billion. See “Risk Factors — Risks Related to Our Business — RGA is an insurance holding company, and our ability to pay principal, interest and /or dividends on securities is limited” beginning on page 21 of our most recent Annual Report on Form 10-K.

Covenants of RGA
     Except as otherwise provided in the indenture, for so long as the debentures are held by the property trustee, RGA will covenant:
•	to maintain directly or indirectly ownership of all of the common securities of the Trust; provided, however, that any permitted successor of RGA under the indenture may succeed to RGA’s ownership of the common securities of the Trust;

•	to cause the Trust to remain a statutory business trust, except in connection with the distribution of the debentures to holders of preferred securities and common securities, the redemption of all preferred securities and common securities, or certain mergers, consolidations or amalgamations, each as permitted by the declaration of trust, and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the declaration of trust and otherwise to cause the Trust to continue to be classified as a grantor trust for U.S. federal income tax purposes;

•	to take no action that would be reasonably likely to cause the Trust to be classified as other than a grantor trust for United States federal income tax purposes; and

•	to use its commercially reasonable efforts to ensure that the Trust will not be an “investment company” under the Investment Company Act of 1940.
Redemption; Repurchase by Holder
     RGA will not have the right to redeem or shorten the maturity of the debentures in whole or in part at any time, except in connection with a remarketing which may shorten the maturity of the debentures as described under “— Terms Upon Remarketing of Preferred Securities; Failed Remarketing.” RGA is required to redeem the debentures in certain circumstances following the exercise of warrants by a unit holder as described under “Description of the Units — Limited Right to Repurchase” in this Form 8-K.
Interest
     Each debenture bears interest on the stated principal amount thereof at the rate of 5.75% per annum, subject to adjustment as described below and under “Description of the Preferred Securities — Remarketing” in this Form 8-K, from and including December 18, 2001. Interest is payable quarterly in arrears on March 15, June 15, September 15, and December 15 of each year, each of which we refer to as an “interest payment date,” to the person in whose name the debenture is registered at the close of business on the day next preceding the interest payment date. In addition, holders of record as of a special record date, will receive accrued and unpaid interest on the debentures to, but excluding, the remarketing settlement date, in connection with a remarketing. In the event the preferred securities shall not continue to remain in book-entry only form and the debentures are not in the form of a global certificate, RGA shall have the right to select record dates, which shall be at least one business day before an interest payment date.
     The amount of interest payable for any full quarterly interest period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full 90-day quarterly interest period for which interest is computed, will be computed on the basis of 30-day months and, for periods of less than a 30-day month, the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the debentures is not a business day, then payment of the interest payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay), except that if such business day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date.
     If a remarketing event, as defined below, occurs and the preferred securities are remarketed, interest will accrue on the accreted value of the debentures at the reset rate, as defined below, from the remarketing settlement date to but not including the stated maturity (as modified in connection with such remarketing). If there is a failed remarketing (as described in “Description of the Preferred Securities — Remarketing — Remarketing Procedures — A Failed Remarketing” in this Form 8-K), interest will accrue on the accreted value of the debentures at a rate of 10.25% from the failed remarketing settlement date to but not including the stated maturity (as modified in connection with such failed remarketing).
Terms Upon Remarketing of Preferred Securities; Failed Remarketing
     In connection with a remarketing of the preferred securities as described in “Description of the Preferred Securities — Remarketing” in this Form 8-K:
•	the aggregate accreted value of the debentures as of the end of the day next preceding the remarketing settlement date will become due and payable on the date which is 93 days from the remarketing settlement date; and
•	the debentures will have an interest rate payable on the accreted value equal to the rate established in the remarketing, which we refer to as the “reset rate.”
In the event of a failed remarketing as described in “Description of the Preferred Securities — Remarketing — Remarketing Procedures — A Failed Remarketing” in this Form 8-K:
•	the interest rate on the debentures will equal 10.25% from the failed remarketing settlement date to but not including the stated maturity (as modified in connection with such failed remarketing);

•	the aggregate accreted value of the debentures will become due and payable on the date which is 93 days from the failed remarketing settlement date; and

•	RGA will not be allowed to defer interest payments on the debentures.
     In the event debentures are distributed to holders of preferred securities, the provisions describing the remarketing of the preferred securities will apply to the debentures.
Option to Extend Interest Payment Period
     So long as RGA is not in default in the payment of interest on the debentures, and so long as a failed remarketing has not occurred, RGA will have the right, at any time, and from time to time during the term of the debentures to defer payments of interest by extending the interest payment period for an extension period not exceeding 20 consecutive quarters or extending beyond the stated maturity of the debentures, during which extension period no interest will be due and payable. The extension period will automatically terminate, and cash interest will thereafter be payable, upon the occurrence of a failed remarketing. At the end of the extension period, RGA will be required to pay all interest then accrued and unpaid, together with interest thereon, compounded quarterly to the extent permitted by applicable law, at the then applicable rate for the debentures, which we refer to as “compounded interest.” Prior to the termination of any such extension period, RGA may further extend such extension period, provided that such extension period, together with all such previous and further extensions, may not exceed 20 consecutive quarters or extend beyond the stated maturity of the debentures or end on a date other than an interest payment date. Upon the termination of any extension period and the payment of all amounts then due, RGA may commence a new extension period, subject to the above requirements. No interest during an extension period, except at the end thereof, shall be payable. RGA has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the debentures.
     During any such extension period, RGA shall not, and shall not permit any subsidiary to do the following:

•	declare or pay any dividends on, make distributions regarding, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the capital stock of RGA, other than:
     (1) purchases of the capital stock of RGA in connection with employee or agent benefit plans or the satisfaction of its obligations under any contract or security outstanding on the date of the event requiring us to purchase capital stock or under any dividend reinvestment plan;
     (2) in connection with the reclassifications of any class or series of RGA’s capital stock, or the exchange or conversion of one class or series of RGA’s capital stock for or into another class or series of our capital stock;
     (3) the purchase of fractional interests in shares of RGA’s capital stock in connection with the conversion or exchange provisions of that capital stock or the security being converted or exchanged;
     (4) dividends or distributions in RGA’s capital stock, or rights to acquire capital stock, or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock;
     (5) any declaration of a dividend in connection with the implementation of a shareholders rights plan, or issuances of stock under any such plan in the future, or redemptions or repurchases of any rights outstanding under RGA’s shareholder rights plan; or
     (6) repurchases of our common stock in connection with acquisitions of businesses made by RGA (which repurchases are made by RGA in connection with the satisfaction of indemnification obligations of the sellers of such businesses).
•	make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by RGA that rank equally with or junior to the debentures; and

•	make any guarantee payments with respect to any guarantee by RGA of the debt securities of any subsidiary, if such guarantee ranks equally with or junior in interest to the debentures, other than payments under our guarantee of the preferred securities of the Trust.
     If the property trustee is the only holder of the debentures, RGA shall give the administrative trustees, the property trustee and the indenture trustee notice of its election of such extension period at least one business day before the earlier of (1) the next date on which distributions on the preferred securities are payable or (2) the date the administrative trustees are required to give notice of the record date or the date such distributions are payable for the first quarter of such extension period to any national stock exchange or other organization on which the preferred securities are listed or quoted, if any, or to holders of the preferred securities as of the record date or the distribution date. The administrative trustees will give notice of RGA’s election of the extension period to the holders of the preferred securities. If the property trustee is not the only holder of the debentures, RGA shall give the holders of the debentures notice of its election of such extension period at least ten business days before the earlier of (1) the interest payment date for the first quarter of such extension period or (2) the date upon which RGA is required to give notice of the record or payment date of such related interest payment for the first quarter to any national stock exchange or other organization on which the debentures are listed or quoted, if any, or to holders of the debentures.
     In connection with the exercise of its right to cause a remarketing of the debentures, RGA must pay all deferred interest and compounded interest thereon no later than the remarketing settlement date so that no such amounts are then owing on the debentures.

Payment of Expenses of the Trust
     RGA, as borrower, has agreed to pay all fees and expenses related to the organization, maintenance and operations, and any dissolution of the Trust (including any taxes, other than U.S. withholding taxes, duties, assessments or governmental charges of whatever nature imposed on the Trust by the United States, or any other taxing authority) and the offering of the preferred securities, common securities and the debentures and the retention of the indenture trustee, the property trustee and the guarantee trustee, and be responsible for all debts and obligations of the Trust (other than U.S. withholding taxes with respect to the preferred securities and common securities), so that the net amounts received, retained or paid by the Trust after paying such fees, expenses, debts and obligations will be equal to the amounts the Trust would have received or paid had no such fees, expenses, debts and obligations been incurred by or imposed on the Trust. In addition, RGA will be primarily liable for any indemnification obligations with respect to the declaration of trust. The foregoing obligations of RGA are for the benefit of, and shall be enforceable by, any person to whom such fees, expenses, debts and obligations are owed, whom we refer to as a “creditor”, whether or not such creditor has received notice thereof. Any such creditor may enforce such obligations of RGA directly against RGA, and RGA irrevocably waives any right or remedy to require that any such creditor take any action against the Trust or any other person before proceeding against RGA. RGA shall execute such additional agreements as may be necessary to give full effect to the foregoing.
Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers
The provisions of the indenture relating to RGA’s possible consolidation, merger, conveyance, sale of assets and other transfers apply to the debentures. We may not consolidate with or merge with or into or wind up into, whether or not we are the surviving corporation, or sell, assign, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:
•	the surviving corporation or other person is organized and existing under the laws of the United States or one of the 50 states, any U.S. territory or the District of Columbia, and assumes the obligation to pay the principal of, and premium, if any, and interest on all the debentures and coupons, if any, and to perform or observe all covenants of the indenture; and
•	immediately after the transaction, there is no event of default under the indenture. (Section 10.1 of the indenture).
     Upon the consolidation, merger or sale, the successor corporation formed by the consolidation, or into which we are merged or to which the sale is made, will succeed to, and be substituted for us under the indenture. (Section 10.2 of the indenture).
     The indenture and the terms of the debentures do not contain any covenants designed to afford holders of the debentures protection in a highly leveraged or other transaction involving us, whether or not resulting in a change of control, which may adversely affect holders of the debentures.
Indenture Events of Default
     The indenture sets forth events of default which apply to the debentures. If any indenture event of default shall occur and be continuing, the property trustee, as the holder of the debentures, will have the right under the indenture to declare the principal of the debentures (including any compounded interest, if any) and any other amounts payable under the indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the debentures. An indenture event of default will also constitute a trust enforcement event. The holders of preferred securities in certain circumstances have the right to direct the property trustee to exercise its rights as the holder of the debentures. In addition, if the property trustee fails to enforce its rights under the debentures, any holder of preferred securities may institute a legal proceeding against RGA to enforce the property trustee’s rights under the debentures. However, the payment of principal and interest on the debentures shall remain subordinated to the extent provided in the indenture. See “Description of the Preferred Securities — Trust Enforcement Events” and “Description of the Preferred

Securities — Voting Rights, Amendment of the Declaration”. Notwithstanding the foregoing, if an indenture event of default has occurred and is continuing and such event is attributable to the failure of RGA to pay interest or principal on the debentures on the date such interest or principal is otherwise payable, RGA acknowledges that then a holder of preferred securities may institute a direct action for payment after the respective due date specified in the debentures. Notwithstanding any payments made to such holder of preferred securities by RGA in connection with a direct action, RGA shall remain obligated to pay the principal of or interest on the debentures held by the Trust or the property trustee. The holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the debentures.
     In addition, if a bankruptcy proceeding is commenced in respect of RGA, the claim of the holder of the preferred securities and debentures will be, under the Bankruptcy Code of 1978, limited to the issue price of these securities plus that portion of the original issue discount that has accrued from the date of issue to the commencement of the proceeding.
     An event of default with respect to the debentures means:
•	default for 30 days in the payment of any interest upon the debentures, except where we have properly deferred the interest, if applicable;

•	default in the payment of the principal of, and premium, if any, on, the debentures when due;

•	default for 90 days after we receive notice as provided in the indenture in the performance of any covenant or breach of any warranty in the indenture; or

•	certain events of bankruptcy, insolvency or receivership, or the dissolution of the Trust. (Section 5.1 of the indenture).
     Within 90 days after a default in respect of the debentures, the property trustee must give to the holders of such series notice of all uncured and unwaived defaults by us known to it. However, except in the case of default in payment, the trustee may withhold such notice if it determines that such withholding is in the interest of such holders. (Section 6.2 of the indenture).
     If an event of default occurs in respect of any outstanding series of debentures and is continuing, the property trustee under the indenture or the holders of at least 25% in principal amount of the outstanding debentures of that series may declare the principal amount, or, if the debentures of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms of those securities, of all of the debentures of that series to be due and payable immediately by written notice thereof to us, and to the property trustee, if applicable, if given by the holders of the debentures. Upon any such declaration, such principal or specified amount plus accrued and unpaid interest, and premium, if payable, will become immediately due and payable. However, with respect to any debentures issued under indenture, the payment of principal and interest on such debentures shall remain subordinated to the extent provided in Article XVII of the indenture. In addition, at any time after such a declaration of acceleration but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding debentures of that series may, subject to specified conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or premium, if any, or interest on debentures of such series have been cured or waived as provided in the indenture. (Section 5.2 of the indenture).
     The holders of a majority in principal amount of the debentures, on behalf of the holders of the debentures, may waive any past default and its consequences, except that they may not waive an uncured default in payment or a default which cannot be waived without the consent of the holders of the debentures. (Section 5.13 of the indenture).

     Within four months after the close of each fiscal year, we must file with the trustee a statement, signed by specified officers, stating whether or not such officers have knowledge of any default under the indenture and, if so, specifying each such default and the nature and status of each such default. (Section 12.2 of the indenture).
     Subject to provisions in the applicable indenture relating to its duties in case of default, the property trustee is not required to take action at the request of any holders of debentures, unless such holders have offered to the trustee reasonable security or indemnity. (Section 6.3 of the indenture).
     Subject to such indemnification requirements and other limitations set forth in the indenture, if any event of default has occurred, the holders of a majority in principal amount of the debentures may direct the time, method and place of conducting proceedings for remedies available to the trustee, or exercising any trust or power conferred on the trustee, in respect of such series. (Section 5.12 of the indenture).
Defeasance; Satisfaction and Discharge
     The defeasance, satisfaction and discharge provisions of the indenture apply to the debentures. Notwithstanding a defeasance of the debentures, RGA will continue to have the right to cause a remarketing of the debentures so long as the amounts which are required to be on deposit in the escrow trust account as of that modified maturity date are on deposit as of that date.
     Legal or Covenant Defeasance. The indenture provides that we may be discharged from our obligations in respect of the debentures, as described below. (Section 15.1 of the indenture).
     At our option, we may choose either one of the following alternatives:
•	We may elect to be discharged from any and all of our obligations in respect of the debentures, except for, among other things, certain obligations to register the transfer or exchange of the debentures, to replace stolen, lost or mutilated debentures, and to maintain paying agencies and certain provisions relating to the treatment of funds held by the trustee for defeasance. We refer to this as “legal defeasance.”

•	Alternatively, we may omit to comply with the covenants described under the heading “— Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers” and any additional covenants which may be set forth in the applicable prospectus supplement, and any omission to comply with those covenants will not constitute a default or an event of default with respect to the debentures. We refer to this as “covenant defeasance.”
     In either case, we will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. Government Obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, and interest on the debentures on the stated maturity of those payments in accordance with the terms of the indenture and the debentures. This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel or an Internal Revenue Service ruling to the effect that the holders of the debentures will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance. (Section 15.2 of the indenture).
     In addition, in order to be discharged, no event or condition shall exist that, pursuant to certain provisions described under “— Subordination” above, would prevent us from making payments of principal of, and premium, if any, and interest on the debentures at the date of the irrevocable deposit referred to above. (Section 15.2 of the indenture).

     Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to the debentures and the debentures are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debentures at the time of their stated maturity but may not be sufficient to pay amounts due on the debentures at the time of the acceleration resulting from the event of default. However, we will remain liable for those payments.
     “U.S. Government Obligations” means securities which are (1) direct obligations of the United States for the payment of which its full faith and credit is pledged, or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt. (Section 15.2 of the indenture).
     We may exercise our legal defeasance option even if we have already exercised our covenant defeasance option. (Section 15.2 of the indenture).
Modification, Waiver, Meetings and Voting
Modification of Indenture
     Supplemental Indentures Without Consent of Holders. Without the consent of any holders, we and the trustee may enter into one or supplemental indentures for certain purposes, including:
     (1) to evidence the succession of another corporation to our rights and the assumption by such successor of the covenants contained in the indenture;
     (2) to add to our covenants for the benefit of all or any series of debt securities, or to surrender any of our rights or powers;
     (3) to add any additional events of default;
     (4) to change or eliminate any provisions, as long as any such change or elimination is effective only when there are no outstanding debt securities of any series created before the execution of such supplemental indenture which is entitled to the benefit of the provisions being changed or eliminated;
     (5) to provide security for or guarantee of the debt securities;
     (6) to supplement any of the provisions to permit or facilitate the defeasance and discharge of any series of debt securities in accordance with such indenture as long as such action does not adversely affect the interests of the holders of the debt securities in any material respect;
     (7) to establish the form or terms of debt securities in accordance with the indenture;

     (8) to provide for the acceptance of the appointment of a successor trustee for any series of debt securities or to provide for or facilitate the administration of the trust under the indenture by more than one trustee;
     (9) to cure any ambiguity, to correct or supplement any provision of any indenture which may be defective or inconsistent with any other provision, to eliminate any conflict with the Trust Indenture Act or to make any other provisions with respect to matters or questions arising under such indenture which are not inconsistent with any provision of the indenture, as long as the additional provisions do not adversely affect the interests of the holders in any material respect; or
     (10) to modify the subordination provisions thereof, except in a manner which would be adverse to the holders of junior subordinated debt securities of any series then outstanding. (Section 11.1 of the indenture).
     Supplemental Indentures with Consent of Holders. If we receive the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected, we may enter into supplemental indentures with the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders under the indenture of such debt securities and coupons, if any. As long as any of the preferred securities remain outstanding, no modification of the related junior subordinated indenture may be made that requires the consent of the holders of the debentures, no termination of the junior subordinated indenture may occur, and no waiver of any event of default under the junior subordinated indenture may be effective, without the prior consent of the holders of a majority of the aggregate liquidation amount of the preferred securities.
     However, unless we receive the consent of all of the affected holders, we may not enter into supplemental indentures that would, with respect to the debt securities of such holders:
     (1) conflict with the required provisions of the Trust Indenture Act;
     (2) except as described in any prospectus supplement or other offering material:
•	change the stated maturity of the principal of, or installment of interest, if any, on, any debt security,

•	reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof; provided, however, that a requirement to offer to repurchase debt securities will not be deemed a redemption for this purpose,

•	change the stated maturity of or reduce the amount of any payment to be made with respect to any coupon,

•	change the currency or currencies in which the principal of, and premium, if any, or interest on such debt security is denominated or payable,

•	reduce the amount of the principal of a discount security that would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions for any debt security,

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity thereof, or, in the case of redemption, on or after the redemption date,

•	limit our obligation to maintain a paying agency outside the United States for payment on bearer securities, or

•	adversely affect the right to convert any debt security into shares of our common stock if so provided;
     (3) reduce the requirement for majority approval of supplemental indentures, or for waiver of compliance with certain provisions of the indenture or certain defaults; or
     (4) modify any provisions of the indenture relating to waiver of past defaults with respect to that series, except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of the holders of each such debt security of each series affected thereby. (Section 11.2 of the indenture).
     It is not necessary for holders of the debentures to approve the particular form of any proposed supplemental indenture, but it is sufficient if the holders approve the substance thereof. (Section 11.2 of the indenture).
     A supplemental indenture which changes or eliminates any covenant or other provision of the indenture to which it relates with respect to one or more particular series of debt securities and coupons, if any, or which modifies the rights of the holders of debt securities or any coupons of such series with respect to such covenant or other provision, will be deemed not to affect the rights under such indenture of the holders of debt securities and coupons, if any, of any other series. (Section 11.2 of the indenture).
Waiver of Default
     The holders of not less than a majority of aggregate principal amount of the debentures then outstanding may, on behalf of the holders of all debentures, waive any past default under the indenture with respect to the debentures except a default in the payment of principal, premium, if any, or any interest on the debentures and a default in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of each holder of the debentures then outstanding. Such waiver shall not be effective until the holders of a majority in aggregate stated liquidation amount of preferred securities and common securities shall have consented to such waiver provided, further, that where a consent under the indenture would require the consent of the holders of more than a majority in principal amount of the debentures, such waiver shall not be effective until the holders of at least the same proportion in aggregate stated liquidation amount of the preferred securities and common securities shall have consented to such waiver.
Meetings and Voting
     A meeting may be called at any time by the indenture trustee, and shall be called upon request, by RGA, pursuant to a resolution of its board of directors or the holders of at least 20% in aggregate principal amount of the debentures then outstanding. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the indenture to be given or taken by holders of the debentures may be embodied in one or more instruments of substantially similar tenor signed by such holders in person or by an agent or proxy duly appointed in writing; and, except as otherwise expressly provided in the indenture, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where expressly required, to RGA. Whenever holders of a specified percentage in aggregate principal amount of debentures may take any act, such act may be evidenced by:
•	instruments executed by holders;

•	the record of holders voting in favor thereof at any meeting of such holders; or

•	a combination of such instruments and any such record of such a meeting of holders.

Global Debt Securities
     The debentures were issued in global form that has been deposited with, or on behalf of, Depositary Trust Company. Global securities will be registered in the name of the depositary, which will be the sole direct holder of the global securities. Any person wishing to own a debenture must do so indirectly through an account with a broker, bank or other financial institution that, in turn, has an account with the depositary.
     Special Investor Considerations for Global Securities. Under the terms of the indenture, our obligations with respect to the debentures, as well as the obligations of the trustee, run only to persons who are registered holders of the debentures. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to transfers of the debentures.
     An investor should be aware that when debentures are issued in the form of global securities:
•	the investor cannot have debentures registered in his or her own name;

•	the investor cannot receive physical certificates for his or her debentures;

•	the investor must look to his or her bank or brokerage firm for payments on the debentures and protection of his or her legal rights relating to the debentures;

•	the investor may not be able to sell interests in the debentures to some insurance or other institutions that are required by law to hold the physical certificates of debt that they own;

•	the depositary’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global security; and

•	the depositary will usually require that interests in a global security be purchased or sold within its system using same-day funds.
Neither we nor the trustees have any responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, and neither we nor the trustees supervise the depositary in any way.
Special Situations When the Global Security Will Be Terminated. In a few special situations described below, the global security will terminate, and interests in the global security will be exchanged for physical certificates representing the debentures. After that exchange, the investor may choose whether to hold debentures directly or indirectly through an account at the investor’s bank or brokerage firm. In that event, investors must consult their banks or brokers to find out how to have their interests in the debentures transferred to their own names so that they may become direct holders.
The special situations where a global security is terminated are:
•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary, unless a replacement is named;
•	when an event of default on the debentures has occurred and has not been cured; or

•	when and if we decide to terminate a global security. (Section 3.4 of the indenture).

Regarding the Trustee
The Bank of New York Mellon Trust Company, N.A. is the successor trustee under the indenture. We have entered, and from time to time may continue to enter, into banking or other relationships with such trustees or their affiliates, including The Bank of New York and Mellon Investor Services LLC. For example, The Bank of New York Mellon Trust Company, N.A. is successor trustee of the indenture relating to our 6.75% notes due 2011, our 5.625% Senior Notes due 2017, our 6.75% junior subordinated debentures due 2065, and the trust and underlying junior subordinated debentures relating to our PIERs units, a lender under our principal credit agreement, and provides other banking and financial services to us. Mellon Investor Services LLC is the transfer agent and registrar for our common stock, and also serves as the rights agent under our Section 382 shareholder rights plan.
If the trustee is or becomes one of our creditors, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claims as security or otherwise. The trustee will be permitted to engage in other transactions. However, if after a specified default has occurred and is continuing, it acquires or has a conflicting interest (such as continuing to serve as trustee with respect to outstanding notes, debentures or PIERS units or continuing to be a creditor of RGA in certain circumstances), it must eliminate such conflict within 90 days or receive permission from the SEC to continue as a trustee or resign.
There may be more than one trustee under the indenture, each with respect to one or more series of debt securities. (Section 1.1 of the indenture). Any trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series. (Section 6.10 of the indenture).
If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the indenture separate from the trust administered by any other such trustee. Any action to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture. (Section 6.1 of the indenture).
Governing Law
     The indenture and the debentures are governed by, and construed in accordance with, the laws of the State of New York.
Miscellaneous
     RGA will have the right at all times to assign any of its respective rights or obligations under the indenture to a direct or indirect wholly owned subsidiary of RGA; provided that, in the event of any such assignment, RGA will remain liable for all of its respective obligations. Subject to the foregoing, the indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The indenture provides that it may not otherwise be assigned by the parties thereto.

DESCRIPTION OF THE GUARANTEE
     We issued the guarantee under the Guarantee Agreement between RGA and The Bank of New York, as guarantee trustee. This description is only a summary of the material terms and does not purport to be complete. We urge you to read the guarantee agreement in its entirety because it and the Trust Indenture Act of 1939 and not this summary will define your rights as a holder of the guarantee. We have included the guarantee as an exhibit to this Form 8-K. Unless otherwise specified, when we refer to “RGA” in the following description, we mean only Reinsurance Group of America, Incorporated and not its subsidiaries.
General
     The following payments or distributions with respect to the preferred securities and common securities on a pro rata basis, to the extent not paid by or on behalf of the Trust (the “Guarantee Payments”), will be subject to the guarantee:
•	any accumulated and unpaid distributions required to be paid on the preferred securities and common securities on a pro rata basis, to the extent that the Trust has sufficient funds available therefor at the time;

•	the Redemption Price with respect to any preferred securities and common securities on a pro rata basis called for redemption, to the extent that the Trust has sufficient funds available therefor at such time; and

•	the repurchase of debentures, which are exchanged for preferred securities if a change of control occurs, at the accreted value equal to the accreted value of the preferred securities, plus accrued and unpaid interest on the debentures (including deferred interest) to, but excluding, the repurchase date to the extent the Trust has sufficient funds available therefor at that time;

•	upon a voluntary or involuntary dissolution, winding up or termination of the Trust (other than in connection with the exchange of all of the preferred securities for debentures or the distribution of the debentures to holders of the preferred securities and common securities on a pro rata basis), the lesser of:
—	the aggregate accreted value of the preferred securities and common securities and all accumulated and unpaid distributions thereon to the date of payment; and

—	the amount of assets of the Trust remaining available for distribution to holders of preferred securities and common securities on a pro rata basis.
     RGA’s obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by RGA to the holders of the applicable preferred securities and common securities on a pro rata basis, subject to the subordination provisions of the guarantee for such payment, or by causing the Trust to pay such amounts to such holders.
     The holders of not less than a majority in aggregate stated liquidation amount of the preferred securities and common securities, each voting as a class, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or other power conferred upon the guarantee trustee under the guarantee. If the guarantee trustee fails to enforce the guarantee, then any holder of the preferred securities, subject to the subordination provisions of the guarantee for that payment, may institute a legal proceeding directly against RGA to enforce the holder’s rights to receive payment under the guarantee without first instituting a legal proceeding against the Trust, the guarantee trustee or any other person or entity. If RGA were to default on its obligation to pay amounts payable under the debentures, the Trust would lack sufficient funds for the payment of distributions or amounts payable on redemption of the preferred securities or otherwise, and, in such event, holders of the preferred securities would not be able to rely upon the guarantee for payment of such amounts. Instead, if an indenture event of default shall have occurred and be continuing and such event is attributable to the failure of RGA to pay interest on or principal of the debentures on the applicable payment date, then a holder of preferred securities may institute a legal proceeding directly against RGA pursuant to the terms of the indenture for enforcement of payment to such holder of the principal of or interest on such debentures having a principal amount equal to the aggregate liquidation amount of the preferred securities of such holder. Except as described herein, holders of preferred securities will not be able to exercise directly any other remedy available to the holders of debentures or assert directly any other rights in respect of the debentures.
     The declaration of trust provides that each holder of preferred securities will agree to the provisions of the guarantee, including the subordination provisions, and the indenture.

RELATIONSHIP AMONG THE PREFERRED SECURITIES,
THE DEBENTURES AND THE GUARANTEE
     Unless otherwise specified, when we refer to “RGA” in the following summary, we mean only Reinsurance Group of America, Incorporated and not its subsidiaries.
Full and Unconditional Guarantee
     Payments of distributions and other amounts due on the preferred securities (to the extent the Trust has funds available for the payment of such distributions) are irrevocably guaranteed by RGA as and to the extent set forth under “Description of the Guarantee” in this Form 8-K. If and to the extent that RGA does not make payments under the debentures, the Trust will not have sufficient funds to pay distributions or other amounts due on the preferred securities. The guarantee does not cover payment of distributions when the Trust does not have sufficient funds to pay such distributions. In such event, a holder of preferred securities, as described below, may institute a legal proceeding directly against RGA to enforce payment of such distributions to such holder after the respective due dates. Taken together, RGA’s obligations under the declaration of trust, the debentures, the indenture and the guarantee provide, in the aggregate, a full and unconditional guarantee of payments of distributions and other amounts due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee to the extent provided herein of the Trust’s obligations under the preferred securities. The obligations of RGA under the guarantee will be subordinated and junior in right of payment to all senior indebtedness of RGA.
Sufficiency of Payments
     As long as payments of interest, principal and other payments are made when due on the debentures, such payments will be sufficient to cover distributions and other payments due on the preferred securities, because of the following factors: (1) the aggregate principal amount of the debentures will be equal to the sum of the aggregate stated liquidation amount of the preferred securities and common securities, (2) the interest rate and interest and other payment dates on the debentures will match the distribution rate and distribution and other payment dates for the preferred securities, (3) pursuant to the indenture, RGA, as borrower, will pay, and the Trust will not be obligated to pay, all costs, expenses and liabilities of the Trust except the Trust’s obligations under the preferred securities and common securities and (4) the declaration of trust further provides that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.
     Notwithstanding anything to the contrary in the indenture, RGA has the right to set-off any payment it is otherwise required to make thereunder with and to the extent RGA has theretofore made, or is concurrently on the date of such payment making, a related payment under the guarantee.
Enforcement Rights of Holders of Preferred Securities
     If a trust enforcement event occurs and is continuing, the holders of preferred securities would rely on the enforcement by the property trustee of its rights as holder of the debentures against RGA. In addition, the holders of a majority in liquidation amount of the preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee under the declaration of trust, including the right to direct the property trustee to exercise the remedies available to it as the holder of the debentures. The indenture provides that the indenture trustee shall give holders of debentures notice of all defaults or events of default within 30 days after occurrence.
     If the property trustee fails to enforce its rights under the debentures in respect of an indenture event of default after a holder of record of preferred securities has made a written request, such holder of record of preferred securities may, to the extent permitted by applicable law, institute a legal proceeding against RGA to enforce the property trustee’s rights in respect of debentures having a principal amount equal to the aggregate stated liquidation amount of the preferred securities of such holder. In addition, if RGA fails to pay interest or principal on the debentures on the date such interest or principal is otherwise payable, and such failure to pay is continuing, a holder of preferred securities may institute a direct action for enforcement of payment to such holder of the principal of or interest on the debentures having a principal amount equal to the aggregate stated liquidation amount of the preferred securities of such holder after the respective due date specified in the debentures. In connection with such a direct action, any payment made by RGA directly to a holder of a preferred security will reduce the amount that RGA must pay the Trust under the debentures held by the Trust. As the holder of the common securities of the Trust, we will be subrogated to the rights of such holder of preferred securities under the declaration to the extent of any payment made by us to such holder of preferred securities in that suit. The holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the debentures.
Limited Purpose of Trust
     The preferred securities and common securities will evidence beneficial ownership interests in the Trust, and the Trust exists for the sole purpose of issuing the preferred securities and common securities and investing the proceeds thereof in debentures. A principal difference between the rights of a holder of preferred securities and a holder of debentures is that a holder of debentures is entitled to receive from RGA the principal amount of and interest accrued on debentures held, while a holder of preferred securities is entitled to receive distributions from the Trust (or from RGA under the guarantee) if and to the extent the Trust has funds available for the payment of such distributions.
Rights Upon Termination
     Upon any voluntary or involuntary dissolution, winding-up or liquidation of the Trust involving the liquidation of the debentures, the holders of the preferred securities and common securities will be entitled to receive, out of assets held by the Trust, subject to the rights of creditors of the Trust, if any, the liquidation distribution in cash. See “Description of the Preferred Securities — Liquidation Distribution Upon Dissolution” in this Form 8-K. Upon any voluntary or involuntary liquidation or bankruptcy of RGA, the property trustee, as holder of the debentures, would be a subordinated creditor of RGA, subordinated in right of payment to all senior indebtedness as set forth in the indenture, but entitled to receive payment in full of principal and interest before any shareholders of RGA receive payments or distributions. The positions of a holder of preferred securities and a holder of the debentures relative to other creditors and to shareholders of RGA in the event of liquidation or bankruptcy of RGA should be substantially the same.

****
Part Two: Financial Information for Period Ended December 31, 2010
On January 31, 2011, RGA reported fourth-quarter net income of $196.7 million, or $2.62 per diluted share, compared to $112.4 million, or $1.52 per diluted share in the prior-year quarter.

	Quarterly Results		Full-Year Results
($ in thousands, except per share data)	2010	2009	2010	2009
Net premiums	$1,801,899	$1,598,754	$6,659,680	$5,725,161
Net income	196,712	112,409	574,402	407,086
Net income per diluted share	2.62	1.52	7.69	5.55
Book value per share	68.71	52.99
Total assets	29,081,908	25,249,501
Net income for the year increased 41 percent to $574.4 million, or $7.69 per diluted share, from $407.1 million, or $5.55 per diluted share, in 2009. Net premiums increased $934.5 million, or 16 percent, and net investment income rose $116.2 million, or 10 percent, compared to 2009. Net premiums for the group reinsurance business acquired at the beginning of 2010 totaled $301.4 million.
For the quarter, consolidated net premiums were up 13 percent, to $1,801.9 million, including $73.8 million from the group reinsurance business. Holding foreign exchange rates constant, premiums rose 11 percent. Investment income increased 13 percent to $355.2 million from $315.2 million in the year-earlier quarter, with average investment yields of 5.43 percent and 5.85 percent, respectively. Excluding the change in fair value of option contracts supporting equity-indexed annuities, investment income increased $23.1 million, or 8 percent, to $310.1 million, primarily due to a larger relative asset base.
In mid-December, as part of overall tax legislation, Congress passed an extension of the active financing exception legislation. As a result, the company recorded a cumulative reduction to the income tax provision of $14.9 million, or $0.20 per diluted share, lowering the effective tax rate for the fourth quarter.
SEGMENT RESULTS
U.S.
The U.S. Traditional sub-segment reported pre-tax net income of $113.3 million for the quarter compared with $74.3 million in the prior year. Current-quarter mortality experience was better-than-expected. Net premiums exceeded $1.0 billion, including $70.4 million from the U.S. group reinsurance business, and increased 10 percent compared with the prior-year quarter. For 2010, net premiums increased 14 percent to $3,776.0 million, including $286.6 million from the U.S. group reinsurance business.

The U.S. Asset Intensive business reported pre-tax income of $56.4 million compared with $6.3 million a year ago. The increase was primarily due to market-driven changes in the fair values of various free-standing and embedded derivatives. Strong equity market performance and a $3.8 million recapture fee contributed to the improvements.
Canada
Canadian operations reported pre-tax net income of $36.2 million, compared with $45.8 million in the fourth quarter of 2009. On a Canadian dollar basis, net premiums increased 17 percent. On a U.S. dollar basis, net premiums were up 22 percent, to $205.9 million from $168.5 million last year. For the year, net premiums were up 18 percent on a Canadian dollar basis.
Asia Pacific
Asia Pacific reported pre-tax net income of $10.1 million compared with $23.5 million in the fourth quarter of 2009. Group disability claims were higher-than-expected in Australia. Net premiums increased to $322.5 million from $283.4 million in the prior year, with strong production in Australia and Japan, and also benefited by approximately $21.0 million due to foreign currency fluctuations. For the year, net premiums were up 14 percent on a U.S. dollar basis and 3 percent on an original currency basis.
Europe & South Africa
Europe & South Africa’s fourth-quarter pre-tax net income increased to $35.4 million from $24.5 million in the year-ago quarter. Net premiums were up to $258.0 million from $224.5 million in the prior-year quarter, primarily due to strong production in the UK and several other European markets. Foreign currency exchange rates had an adverse effect totaling $5.5 million on net premiums. For the year, net premiums were up 17 percent on a U.S. dollar basis and 18 percent on an original currency basis.
Corporate and Other
Corporate and Other reported pre-tax net income of $18.4 million for the quarter. Results from this segment include investment income and realized gains and losses associated with unallocated assets, debt servicing costs and other corporate-related activities.
Dividend Declaration
The company’s board of directors declared a regular quarterly dividend of $0.12, payable February 28 to shareholders of record as of February 9.

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Per Share and Shares Data
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Unaudited)	2010	2009	2010	2009
Earnings per share from net income:
Basic earnings per share	$2.68	$1.54	$7.85	$5.59
Diluted earnings per share	$2.62	$1.52	$7.69	$5.55

Weighted average number of common and common equivalent shares outstanding	75,052	74,195	74,694	73,327

	At or for the Twelve Months
	Ended December 31,
(Unaudited)	2010	2009
Treasury shares	—	374
Common shares outstanding	73,363	72,990
Book value per share outstanding	$68.71	$52.99

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Unaudited)	2010	2009	2010	2009
Revenues:
Net premiums	$1,801,899	$1,598,754	$6,659,680	$5,725,161
Investment income, net of related expenses	355,227	315,159	1,238,660	1,122,462
Investment related gains (losses), net:
Other-than-temporary impairments on fixed maturity securities	(16,097)	(40,552)	(31,920)	(128,834)
Other-than-temporary impairments on fixed maturity securities transferred to (from) accumulated other comprehensive income	(186)	3,910	2,045	16,045
Other investment related gains (losses), net	90,916	22,505	241,905	146,937

Total investment related gains (losses), net	74,633	(14,137)	212,030	34,148
Other revenue	42,370	44,059	151,360	185,051

Total revenues	2,274,129	1,943,835	8,261,730	7,066,822

Benefits and expenses:
Claims and other policy benefits	1,470,845	1,370,175	5,547,155	4,819,426
Interest credited	79,103	128,779	309,982	323,738
Policy acquisition costs and other insurance expenses	319,444	179,333	1,079,953	958,326
Other operating expenses	102,216	80,532	361,971	294,779
Interest expense	25,215	22,985	90,996	69,940
Collateral finance facility expense	2,049	1,866	7,856	8,268

Total benefits and expenses	1,998,872	1,783,670	7,397,913	6,474,477

Income before income taxes	275,257	160,165	863,817	592,345
Income tax expense	78,545	47,756	289,415	185,259

Net income	$196,712	$112,409	$574,402	$407,086

Reinsurance Group of America, Incorporated
Financial Highlights

	Three Months Ended or As of						Current Qtr	Year-to-Date
	Dec. 31,	Sept. 30,	June 30,	March 31,		Dec. 31,	vs. PY	Dec. 31,	Dec. 31,
(USD thousands, except inforce & per share data, unaudited)	2010	2010	2010	2010		2009	Quarter	2010	2009	Change
Net premiums	$1,801,899	$1,647,300	$1,582,017	$1,628,464		$1,598,754	$203,145	$6,659,680	$5,725,161	$934,519
Net income — continuing operations	196,712	128,232	127,019	122,439		112,409	84,303	574,402	407,086	167,316
Total assets	29,081,908	28,934,028	27,220,606	26,722,458		25,249,501	3,832,407

Assumed Life Reinsurance in Force (in billions)
U.S.	$1,340.5	$1,339.7	$1,334.9	$1,318.0		$1,290.5	$50.0
Canada	324.1	307.0	289.7	293.9		276.8	47.3
Europe & South Africa	467.6	446.5	401.8	395.6		408.9	58.7
Asia Pacific	408.1	385.8	340.9	355.6		348.9	59.2

Total Life Reinsurance in Force	$2,540.3	$2,479.0	$2,367.3	$2,363.1		$2,325.1	$215.2

Assumed New Business Production (in billions)
U.S.	$26.2	$30.3	$45.1	$40.6	(1)	$42.5	$(16.3)	$142.2	$135.0	$7.2
Canada	12.2	12.2	12.8	13.9		13.9	(1.7)	51.1	43.9	7.2
Europe & South Africa	28.5	30.0	23.4	21.7		42.5	(14.0)	103.6	121.1	(17.5)
Asia Pacific	13.1	4.8	10.1	2.7		5.3	7.8	30.7	21.0	9.7

Total New Business Production	$80.0	$77.3	$91.4	$78.9		$104.2	$(24.2)	$327.6	$321.0	$6.6

Per Share and Shares Data
Basic earnings per share from continuing operations
Net income	$2.68	$1.75	$1.74	$1.68		$1.54	$1.14	$7.85	$5.59	$2.26
Diluted earnings per share from continuing operations
Net income	$2.62	$1.72	$1.70	$1.64		$1.52	$1.10	$7.69	$5.55	$2.14

Wgt. average common shares outstanding (basic)	73,277	73,162	73,141	73,046		72,895	382	73,157	72,790	367
Wgt. average common shares outstanding (diluted)	75,052	74,420	74,721	74,578		74,195	857	74,694	73,327	1,367

Common shares issued	73,364	73,364	73,364	73,364		73,364	—	73,364	73,364	—
Treasury shares	1	192	210	261		374	(373)	1	374	(373)
Common shares outstanding	73,363	73,172	73,154	73,103		72,990	373	73,363	72,990	373

Book value per share	$68.71	$68.30	$60.73	$56.98		$52.99

(1)	Excludes Impact of Reliastar Acquisition

Reinsurance Group of America, Incorporated
Consolidated GAAP Income Statement

	Three Months Ended					Current Qtr	Year-to-Date
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	vs. PY	Dec. 31,	Dec. 31,
(USD thousands, unaudited)	2010	2010	2010	2010	2009	Quarter	2010	2009	Change
Revenues:
Net premiums	$1,801,899	$1,647,300	$1,582,017	$1,628,464	$1,598,754	$203,145	$6,659,680	$5,725,161	$934,519
Investment income, net of related expenses	355,227	287,504	291,671	304,258	315,159	40,068	1,238,660	1,122,462	116,198
Investment related gains (losses), net
OTTI on fixed maturity securities	(16,097)	(4,904)	(3,489)	(7,430)	(40,552)	24,455	(31,920)	(128,834)	96,914
OTTI on fixed maturity securities transferred to/from AOCI	(186)	26	(139)	2,344	3,910	(4,096)	2,045	16,045	(14,000)
Other investment related gains (losses), net	90,916	(11,902)	26,620	136,271	22,505	68,411	241,905	146,937	94,968

Total investment related gains (losses), net	74,633	(16,780)	22,992	131,185	(14,137)	88,770	212,030	34,148	177,882
Other revenue	42,370	37,515	35,197	36,278	44,059	(1,689)	151,360	185,051	(33,691)

Total revenues	2,274,129	1,955,539	1,931,877	2,100,185	1,943,835	330,294	8,261,730	7,066,822	1,194,908

Benefits and expenses:
Claims and other policy benefits	1,470,845	1,393,891	1,307,239	1,375,180	1,370,175	100,670	5,547,155	4,819,426	727,729
Interest credited	79,103	94,776	79,169	56,934	128,779	(49,676)	309,982	323,738	(13,756)
Policy acquisition costs and other insurance expenses	319,444	157,058	237,149	366,302	179,333	140,111	1,079,953	958,326	121,627
Other operating expenses	102,216	85,409	83,147	91,199	80,532	21,684	361,971	294,779	67,192
Interest expense	25,215	25,191	25,141	15,449	22,985	2,230	90,996	69,940	21,056
Collateral finance facility expense	2,049	2,041	1,960	1,806	1,866	183	7,856	8,268	(412)

Total benefits and expenses	1,998,872	1,758,366	1,733,805	1,906,870	1,783,670	215,202	7,397,913	6,474,477	923,436

Income before income taxes — continuing operations	275,257	197,173	198,072	193,315	160,165	115,092	863,817	592,345	271,472

Income tax expense	78,545	68,941	71,053	70,876	47,756	30,789	289,415	185,259	104,156

Income — continuing operations	196,712	128,232	127,019	122,439	112,409	84,303	574,402	407,086	167,316
Loss from discontinued operations	—	—	—	—	—	—	—	—	—

Net income	$196,712	$128,232	$127,019	$122,439	$112,409	$84,303	$574,402	$407,086	$167,316

Reinsurance Group of America, Incorporated
Consolidated Balance Sheets

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(USD thousands, unaudited)	2010	2010	2010	2010	2009
Assets
Fixed maturity securities, available for sale	$14,304,597	$14,169,930	$13,077,607	$12,775,342	$11,763,358
Mortgage loans on real estate	885,811	863,873	838,827	797,272	791,668
Policy loans	1,228,418	1,173,148	1,173,016	1,162,723	1,136,564
Funds withheld at interest	5,421,952	5,276,511	5,257,929	5,180,300	4,895,356
Short-term investments	118,387	84,091	63,962	79,160	121,060
Other invested assets	707,403	738,830	637,827	564,753	516,086

Total investments	22,666,568	22,306,383	21,049,168	20,559,550	19,224,092
Cash and cash equivalents	463,661	634,075	557,756	525,360	512,027
Accrued investment income	127,874	177,250	144,658	140,921	107,447
Premiums receivable and other reinsurance balances	1,037,679	987,342	898,522	880,372	850,096
Reinsurance ceded receivables	769,699	790,889	721,830	731,479	716,480
Deferred policy acquisition costs	3,726,443	3,741,534	3,597,865	3,624,846	3,698,972
Other assets	289,984	296,555	250,807	259,930	140,387

Total assets	$29,081,908	$28,934,028	$27,220,606	$26,722,458	$25,249,501

Liabilities and Stockholders’ Equity
Future policy benefits	$9,274,789	$8,906,977	$8,518,817	$8,540,298	$7,748,480
Interest-sensitive contract liabilities	7,774,481	7,884,874	7,781,407	7,550,168	7,666,002
Other policy claims and benefits	2,597,941	2,590,014	2,387,579	2,429,147	2,229,083
Other reinsurance balances	133,590	134,066	143,723	211,532	106,706
Deferred income taxes	1,396,747	1,064,726	977,873	818,331	613,222
Other liabilities	637,923	1,129,848	742,940	782,117	792,775
Short-term debt	199,985	—	—	—	—
Long-term debt	1,016,425	1,216,320	1,216,230	1,216,140	1,216,052
Collateral finance facility	850,039	850,026	850,030	850,025	850,037
Company-obligated mandatorily redeemable preferred securities of subsidiary trust holding solely junior subordinated debentures of the Company	159,421	159,368	159,316	159,266	159,217

Total liabilities	24,041,341	23,936,219	22,777,915	22,557,024	21,381,574

Stockholders’ Equity:
Common stock, at par value	734	734	734	734	734
Warrants	66,912	66,912	66,912	66,912	66,912
Additional paid-in-capital	1,478,398	1,477,011	1,473,305	1,469,807	1,463,101
Retained earnings	2,587,403	2,402,167	2,282,968	2,165,410	2,055,549
Treasury stock	(295)	(8,774)	(9,570)	(11,817)	(17,578)

Accumulated other comprehensive income (AOCI):
Accumulated currency translation adjustment, net of income taxes	270,526	242,686	173,985	237,549	210,878
Unrealized appreciation (depreciation) of securities, net of income taxes	651,449	832,756	470,365	252,905	104,457
Pension and postretirement benefits, net of income taxes	(14,560)	(15,683)	(16,008)	(16,066)	(16,126)

Total stockholders’ equity	5,040,567	4,997,809	4,442,691	4,165,434	3,867,927

Total liabilities and stockholders’ equity	$29,081,908	$28,934,028	$27,220,606	$26,722,458	$25,249,501

Reinsurance Group of America, Incorporated
Investments

	Cash and Invested Assets
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(USD thousands, unaudited)	2010	2010	2010	2010	2009
Fixed maturity securities, available-for-sale	$14,304,597	$14,169,930	$13,077,607	$12,775,342	$11,763,358
Mortgage loans on real estate	885,811	863,873	838,827	797,272	791,668
Policy loans	1,228,418	1,173,148	1,173,016	1,162,723	1,136,564
Funds withheld at interest	5,421,952	5,276,511	5,257,929	5,180,300	4,895,356
Short-term investments	118,387	84,091	63,962	79,160	121,060
Other invested assets	707,403	738,830	637,827	564,753	516,086
Cash and cash equivalents	463,661	634,075	557,756	525,360	512,027

Total cash and invested assets	$23,130,229	$22,940,458	$21,606,924	$21,084,910	$19,736,119

Investment Income and Yield Summary
(Excludes Funds Withheld)

	Three Months Ended					Current Qtr	Year-to-Date
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	vs. PY	Dec. 31,	Dec. 31,
(USD thousands, unaudited)	2010	2010	2010	2010	2009	Quarter	2010	2009	Change
Average invested assets at amortized cost	$16,257,365	$15,763,396	$15,432,369	$15,062,452	$14,180,733	$2,076,632	$15,283,113	$13,013,390	$2,269,723
Net investment income	$216,176	$218,546	$208,303	$215,295	$203,150	$13,026	$858,320	$747,730	$110,590

Annualized investment yield (ratio of net investment income to average invested assets)	5.43%	5.66%	5.51%	5.84%	5.85%	-0.42%	5.62%	5.75%	-0.13%

Reinsurance Group of America, Incorporated
Investments
Amortized cost, gross unrealized gains and losses, and estimated fair values of fixed maturity and equity securities

	December 31, 2010
						Other-than
				Estimated		temporary
	Amortized	Unrealized	Unrealized	Fair	% of	impairment
(USD thousands, unaudited)	Cost	Gains	Losses	Value	Total	in AOCI
Available-for-sale:
Corporate securities	$6,826,937	$436,384	$107,816	$7,155,505	50.0%	$—
Canadian and Canadian provincial governments	2,354,418	672,951	3,886	3,023,483	21.1%	—
Residential mortgage-backed securities	1,443,892	55,765	26,580	1,473,077	10.3%	(1,650)
Asset-backed securities	440,752	12,001	61,544	391,209	2.7%	(4,963)
Commercial mortgage-backed securities	1,353,279	81,839	97,265	1,337,853	9.4%	(10,010)
U.S. government and agencies	199,129	7,795	708	206,216	1.4%	—
State and political subdivisions	170,479	2,098	8,117	164,460	1.2%	—
Other foreign government securities	556,136	4,304	7,646	552,794	3.9%	—

Total fixed maturity securities	$13,345,022	$1,273,137	$313,562	$14,304,597	100.0%	$(16,623)

Non-redeemable preferred stock	100,718	4,130	5,298	99,550	71.0%
Other equity securities	34,832	6,100	271	40,661	29.0%

Total equity securities	$135,550	$10,230	$5,569	$140,211	100.0%

	December 31, 2009
						Other-than
				Estimated		temporary
	Amortized	Unrealized	Unrealized	Fair	% of	impairment
(USD thousands, unaudited)	Cost	Gains	Losses	Value	Total	in AOCI
Available-for-sale:
Corporate securities	$5,317,603	$257,975	$180,782	$5,394,796	45.9%	$—
Canadian and Canadian provincial governments	1,984,475	394,498	25,746	2,353,227	20.0%	—
Residential mortgage-backed securities	1,494,021	32,538	70,015	1,456,544	12.4%	(7,018)
Asset-backed securities	522,760	9,307	80,131	451,936	3.8%	(2,194)
Commercial mortgage-backed securities	1,177,621	20,670	169,427	1,028,864	8.7%	(13,690)
U.S. government and agencies	540,001	1,085	15,027	526,059	4.5%	—
State and political subdivisions	107,233	273	17,744	89,762	0.8%	—
Other foreign government securities	473,243	2,198	13,271	462,170	3.9%	—

Total fixed maturity securities	$11,616,957	$718,544	$572,143	$11,763,358	100.0%	$(22,902)

Non-redeemable preferred stock	123,648	1,878	12,328	113,198	66.0%
Other equity securities	58,008	760	409	58,359	34.0%

Total equity securities	$181,656	$2,638	$12,737	$171,557	100.0%

Reinsurance Group of America, Incorporated
Investments
Corporate Securities by Sector (Fixed Maturities and Equities)

	December 31, 2010				December 31, 2009
		Estimated Fair		Average Credit		Estimated Fair		Average Credit
(USD thousands, unaudited)	Amortized Cost	Value	% of Total	Ratings	Amortized Cost	Value	% of Total	Ratings
Financial Institutions
Banking	$1,739,077	$1,740,978	23.9%	A+	$1,372,940	$1,334,155	24.0%	A+
Brokerage	98,351	103,902	1.4%	A-	87,168	87,747	1.6%	A-
Finance Comp	216,212	224,729	3.1%	A	239,659	237,719	4.3%	A+
Insurance	403,557	422,996	5.8%	A-	374,486	366,893	6.6%	A-
REITs	178,106	187,587	2.6%	BBB+	138,727	139,455	2.5%	BBB
Other Finance	253,794	259,092	3.5%	A-	204,309	180,684	3.2%	A-

Total Financial Institutions	2,889,097	2,939,284	40.3%		2,417,289	2,346,653	42.2%
Industrials
Basic	349,522	376,723	5.2%	BBB	244,242	261,135	4.7%	BBB
Capital Goods	349,526	372,557	5.1%	BBB+	235,090	247,594	4.5%	BBB+
Communications	586,179	634,557	8.7%	BBB+	444,939	485,405	8.7%	BBB+
Consumer Cyclical	309,255	324,648	4.4%	BBB+	242,206	247,077	4.4%	BBB
Consumer Noncyclical	646,383	693,785	9.5%	A-	396,739	419,161	7.5%	BBB+
Energy	383,293	414,592	5.7%	BBB+	330,748	356,716	6.4%	BBB+
Technology	228,702	238,975	3.3%	BBB+	114,795	119,548	2.1%	BBB+
Transportation	242,719	255,910	3.5%	BBB+	205,776	209,048	3.8%	BBB
Other Industrial	50,679	53,767	0.7%	BBB	62,175	39,414	0.7%	BBB-

Total Industrials	3,146,258	3,365,514	46.1%		2,276,710	2,385,098	42.8%
Utilities
Electric	612,790	642,177	8.8%	BBB+	512,898	525,379	9.4%	BBB+
Natural Gas	276,402	303,679	4.2%	BBB+	246,329	262,064	4.7%	BBB+
Other Utility	23,002	29,700	0.4%	A-	26,830	27,940	0.5%	A-

Total Utilities	912,194	975,556	13.4%		786,057	815,383	14.6%
Other Sectors	14,938	15,362	0.2%	AA+	19,203	19,219	0.4%	AA

Total	$6,962,487	$7,295,716	100.0%	A-	$5,499,259	$5,566,353	100.0%	A-

Reinsurance Group of America, Incorporated
Investments
Ratings of Fixed Maturity Securities

(USD thousands,		December 31, 2010			September 30, 2010			June 30, 2010			March 31, 2010			December 31, 2009
unaudited)	Rating Agency	Amortized	Estimated Fair		Amortized	Estimated Fair		Amortized	Estimated Fair		Amortized	Estimated Fair		Amortized	Estimated Fair
NAIC Designation	Designation	Cost	Value	% of Total	Cost	Value	% of Total	Cost	Value	% of Total	Cost	Value	% of Total	Cost	Value	% of Total
1	AAA	$3,516,872	$3,592,987	25.1%	$3,492,193	$3,633,780	25.6%	$3,534,911	$3,642,644	27.9%	$3,669,930	$3,668,484	28.7%	$3,726,020	$3,664,665	31.2%
1	AA	3,284,387	3,758,523	26.3%	3,155,855	3,675,615	25.9%	2,860,403	3,177,314	24.3%	2,905,244	3,122,295	24.5%	2,527,944	2,684,878	22.8%
1	A	2,896,256	3,205,431	22.4%	2,714,384	3,138,268	22.2%	2,512,744	2,773,399	21.2%	2,436,385	2,630,133	20.6%	2,203,848	2,367,377	20.1%
2	BBB	2,860,603	3,035,593	21.2%	2,778,394	3,030,667	21.4%	2,639,071	2,783,867	21.3%	2,561,843	2,658,713	20.8%	2,401,885	2,433,144	20.7%
3	BB	460,675	450,368	3.2%	471,013	440,012	3.1%	479,755	424,060	3.2%	472,151	417,253	3.3%	455,539	381,242	3.3%
4	B	239,604	191,287	1.3%	237,136	185,668	1.3%	255,530	192,244	1.5%	253,930	185,177	1.4%	210,252	145,206	1.2%
5	CCC and lower	63,859	47,493	0.3%	63,033	44,683	0.3%	80,415	65,496	0.5%	94,537	77,652	0.6%	75,486	70,165	0.6%
6	In or near default	22,766	22,915	0.2%	21,108	21,237	0.2%	18,809	18,583	0.1%	13,205	15,635	0.1%	15,983	16,681	0.1%

	Total	$13,345,022	$14,304,597		$12,933,116	$14,169,930		$12,381,638	$13,077,607		$12,407,225	$12,775,342		$11,616,957	$11,763,358

Structured Fixed Maturity Securities

	December 31, 2010		September 30, 2010		June 30, 2010		March 31, 2010		December 31, 2009
	Amortized	Estimated Fair	Amortized	Estimated Fair	Amortized	Estimated Fair	Amortized	Estimated Fair	Amortized	Estimated Fair
(USD thousands, unaudited)	Cost	Value	Cost	Value	Cost	Value	Cost	Value	Cost	Value
Residential mortgage-backed securities:
Agency	$636,931	$668,405	$682,621	$728,354	$726,078	$770,690	$744,920	$776,013	$771,787	$797,354
Non-agency	806,961	804,672	837,648	832,934	828,507	802,670	859,102	800,152	722,234	659,190

Total residential mortgage-backed securities	1,443,892	1,473,077	1,520,269	1,561,288	1,554,585	1,573,360	1,604,022	1,576,165	1,494,021	1,456,544
Commercial mortgage-backed securities	1,353,279	1,337,853	1,257,835	1,235,849	1,229,237	1,166,937	1,222,346	1,124,736	1,177,621	1,028,864
Asset-backed securities	440,752	391,209	457,047	414,515	496,652	449,623	516,924	458,664	522,760	451,936

Total	$3,237,923	$3,202,139	$3,235,151	$3,211,652	$3,280,474	$3,189,920	$3,343,292	$3,159,565	$3,194,402	$2,937,344

Investments
Subprime Mortgage Exposure
(Includes Funds Withheld Portfolios)

	December 31, 2010
	AAA		AA		A
(USD thousands, unaudited)		Estimated Fair		Estimated Fair		Estimated Fair
Underwriting Year	Amortized Cost	Value	Amortized Cost	Value	Amortized Cost	Value
2005 & Prior	$13,343	$12,079	$29,809	$27,746	$10,504	$9,573
2006	—	—	—	—	—	—
2007	—	—	—	—	—	—
2008 - 2010	—	—	—	—	—	—

Total	$13,343	$12,079	$29,809	$27,746	$10,504	$9,573

	BBB		Below Investment Grade		Total
		Estimated Fair		Estimated Fair		Estimated Fair
Underwriting Year	Amortized Cost	Value	Amortized Cost	Value	Amortized Cost	Value
2005 & Prior	$22,608	$19,213	$71,582	$41,308	$147,846	$109,919
2006	—	—	2,152	2,508	2,152	2,508
2007	—	—	5,279	3,329	5,279	3,329
2008 - 2010	—	—	—	—	—	—

Total	$22,608	$19,213	$79,013	$47,145	$155,277	$115,756

	December 31, 2009
	AAA		AA		A
(USD thousands, unaudited)		Estimated Fair		Estimated Fair		Estimated Fair
Underwriting Year	Amortized Cost	Value	Amortized Cost	Value	Amortized Cost	Value
2005 & Prior	$22,816	$18,780	$39,873	$33,014	$17,017	$9,779
2006	—	—	—	—	—	—
2007	—	—	—	—	—	—
2008 - 2009	—	—	—	—	—	—

Total	$22,816	$18,780	$39,873	$33,014	$17,017	$9,779

	BBB		Below Investment Grade		Total
		Estimated Fair		Estimated Fair		Estimated Fair
Underwriting Year	Amortized Cost	Value	Amortized Cost	Value	Amortized Cost	Value
2005 & Prior	$24,394	$12,593	$39,203	$18,686	$143,303	$92,852
2006	4,985	1,507	4,566	2,563	9,551	4,070
2007	—	—	11,709	7,372	11,709	7,372
2008 - 2009	—	—	—	—	—	—

Total	$29,379	$14,100	$55,478	$28,621	$164,563	$104,294

Reinsurance Group of America, Incorporated
Investments
CMBS Exposure
(Includes Funds Withheld Portfolios)

	December 31, 2010
	AAA		AA		A
(USD thousands, unaudited)		Estimated Fair		Estimated Fair		Estimated Fair
Underwriting Year	Amortized Cost	Value	Amortized Cost	Value	Amortized Cost	Value
2005 & Prior	$261,763	$282,522	$81,795	$85,675	$63,234	$63,491
2006	314,043	328,422	46,372	50,217	48,851	49,949
2007	255,589	270,731	29,493	23,512	92,910	96,790
2008	29,547	33,115	37,291	39,657	7,495	7,886
2009	8,020	7,877	3,088	3,505	6,834	9,675
2010	69,580	68,879	5,193	4,800	10,970	10,928

Total	$938,542	$991,546	$203,232	$207,366	$230,294	$238,719

	BBB		Below Investment Grade		Total
		Estimated Fair		Estimated Fair		Estimated Fair
Underwriting Year	Amortized Cost	Value	Amortized Cost	Value	Amortized Cost	Value
2005 & Prior	$67,341	$66,392	$56,882	$44,770	$531,015	$542,850
2006	32,651	31,646	56,636	39,127	498,553	499,361
2007	99,796	105,962	125,123	77,459	602,911	574,454
2008	—	—	24,085	15,234	98,418	95,892
2009	—	—	—	—	17,942	21,057
2010	—	—	—	—	85,743	84,607

Total	$199,788	$204,000	$262,726	$176,590	$1,834,582	$1,818,221

NOTE: Totals include directly held investments with amortized cost of $1,353.3 million and fair value of $1,337.9 million as well as investments in funds withheld with amortized cost of $481.3 million and fair value of $480.4 million.

	December 31, 2009
	AAA		AA		A
(USD thousands, unaudited)		Estimated Fair		Estimated Fair		Estimated Fair
Underwriting Year	Amortized Cost	Value	Amortized Cost	Value	Amortized Cost	Value
2005 & Prior	$398,619	$403,551	$57,602	$51,754	$75,449	$55,124
2006	292,369	280,475	41,649	34,854	41,128	34,859
2007	223,827	216,853	6,922	2,267	64,860	56,996
2008	19,050	19,790	29,211	26,617	—	—
2009	16,638	16,422	1,485	1,532	—	—

Total	$950,503	$937,091	$136,869	$117,024	$181,437	$146,979

	BBB		Below Investment Grade		Total
		Estimated Fair		Estimated Fair		Estimated Fair
Underwriting Year	Amortized Cost	Value	Amortized Cost	Value	Amortized Cost	Value
2005 & Prior	$47,616	$33,986	$28,298	$19,457	$607,584	$563,872
2006	26,257	19,091	47,951	22,392	449,354	391,671
2007	82,460	68,428	128,193	62,440	506,262	406,984
2008	—	—	25,384	12,204	73,645	58,611
2009	—	—	—	—	18,123	17,954

Total	$156,333	$121,505	$229,826	$116,493	$1,654,968	$1,439,092

NOTE: Totals include directly held investments with amortized cost of $1,177.6 million and fair value of $1,028.9 million as well as investments in funds withheld with amortized cost of $477.4 million and fair value of $410.2 million.

Reinsurance Group of America, Incorporated
Investments
Gross Unrealized Losses Aging
Fixed Maturity Securities

	December 31, 2010		September 30, 2010		June 30, 2010		March 31, 2010		December 31, 2009
	Gross Unrealized		Gross Unrealized		Gross Unrealized		Gross Unrealized		Gross Unrealized
(USD thousands, unaudited)	Losses	% of Total	Losses	% of Total	Losses	% of Total	Losses	% of Total	Losses	% of Total
Less than 20%	$143,451	44.9%	$86,770	29.1%	$132,900	34.4%	$198,928	42.3%	$248,145	42.4%
20% or more for less than six months	17,293	5.4%	45,706	15.3%	54,620	14.1%	59,530	12.6%	67,435	11.5%
20% or more for six months or greater	152,818	47.9%	160,785	53.9%	188,398	48.7%	204,321	43.4%	256,563	43.9%

Total	$313,562	98.2%	$293,261	98.3%	$375,918	97.2%	$462,779	98.3%	$572,143	97.8%

Equity Securities

	December 31, 2010		September 30, 2010		June 30, 2010		March 31, 2010		December 31, 2009
	Gross Unrealized		Gross Unrealized		Gross Unrealized		Gross Unrealized		Gross Unrealized
(USD thousands, unaudited)	Losses	% of Total	Losses	% of Total	Losses	% of Total	Losses	% of Total	Losses	% of Total
Less than 20%	$2,953	0.9%	$2,921	1.0%	$4,888	1.3%	$4,696	1.0%	$5,930	1.0%
20% or more for less than six months	821	0.3%	265	0.1%	1,808	0.5%	1,883	0.4%	1,887	0.3%
20% or more for six months or greater	1,795	0.6%	1,857	0.6%	4,039	1.0%	1,346	0.3%	4,920	0.9%

Total	$5,569	1.8%	$5,043	1.7%	$10,735	2.8%	$7,925	1.7%	$12,737	2.2%

Reinsurance Group of America, Incorporated
Investments
Fixed Maturities and Equity Securities Below Amortized Cost

	As of December 31, 2010
	Less than 12 months		Equal to or greater than 12 months		Total
	Estimated Fair	Gross Unrealized	Estimated Fair	Gross Unrealized	Estimated Fair	Gross Unrealized
(USD thousands, unaudited)	Value	Losses	Value	Losses	Value	Losses
Investment grade securities:
Corporate securities	$1,170,016	$34,097	$368,128	$61,945	$1,538,144	$96,042
Canadian and Canadian provincial governments	118,585	3,886	—	—	118,585	3,886
Residential mortgage-backed securities	195,406	4,986	105,601	13,607	301,007	18,593
Asset-backed securities	23,065	570	131,172	38,451	154,237	39,021
Commercial mortgage-backed securities	132,526	4,143	109,158	29,059	241,684	33,202
U.S. government and agencies	11,839	708	—	—	11,839	708
State and political subdivisions	68,229	2,890	31,426	5,227	99,655	8,117
Other foreign government securities	322,363	3,142	43,796	4,504	366,159	7,646

Investment grade securities	2,042,029	54,422	789,281	152,793	2,831,310	207,215

Non-investment grade securities:
Corporate securities	58,420	1,832	91,205	9,942	149,625	11,774
Asset-backed securities	—	—	23,356	22,523	23,356	22,523
Residential mortgage-backed securities	1,162	605	38,206	7,382	39,368	7,987
Commercial mortgage-backed securities	—	—	89,170	64,063	89,170	64,063
State and political subdivisions	—	—	—	—	—	—

Non-investment grade securities	59,582	2,437	241,937	103,910	301,519	106,347

Total fixed maturity securities	$2,101,611	$56,859	$1,031,218	$256,703	$3,132,829	$313,562

Non-redeemable preferred stock	15,987	834	28,549	4,464	44,536	5,298
Other equity securities	6,877	271	318	—	7,195	271

Total Equity securities	$22,864	$1,105	$28,867	$4,464	$51,731	$5,569

Total number of securities in an unrealized loss position	520		508		1,028

	As of December 31, 2009
	Less than 12 months		Equal to or greater than 12 months		Total
	Estimated Fair	Gross Unrealized	Estimated Fair	Gross Unrealized	Estimated Fair	Gross Unrealized
(USD thousands, unaudited)	Value	Losses	Value	Losses	Value	Losses
Investment grade securities:
Corporate securities	$735,455	$32,887	$862,208	$114,404	$1,597,663	$147,291
Canadian and Canadian provincial governments	494,718	15,374	135,315	10,372	630,033	25,746
Residential mortgage-backed securities	402,642	23,671	197,320	20,185	599,962	43,856
Asset-backed securities	48,651	1,927	166,603	57,262	215,254	59,189
Commercial mortgage-backed securities	177,360	10,312	425,793	79,297	603,153	89,609
U.S. government and agencies	496,514	15,027	—	—	496,514	15,027
State and political subdivisions	34,612	3,397	40,945	11,437	75,557	14,834
Other foreign government securities	240,216	8,370	30,321	4,901	270,537	13,271

Investment grade securities	2,630,168	110,965	1,858,505	297,858	4,488,673	408,823

Non-investment grade securities:
Corporate securities	37,232	11,310	172,146	22,181	209,378	33,491
Asset-backed securities	6,738	3,256	24,408	17,686	31,146	20,942
Residential mortgage-backed securities	10,657	1,909	66,756	24,250	77,413	26,159
Commercial mortgage-backed securities	—	—	57,179	79,818	57,179	79,818
State and political subdivisions	—	—	5,170	2,910	5,170	2,910

Non-investment grade securities	54,627	16,475	325,659	146,845	380,286	163,320

Total fixed maturity securities	$2,684,795	$127,440	$2,184,164	$444,703	$4,868,959	$572,143

Non-redeemable preferred stock	8,320	1,263	68,037	11,065	76,357	12,328
Other equity securities	5	15	7,950	394	7,955	409

Total Equity securities	$8,325	$1,278	$75,987	$11,459	$84,312	$12,737

Total number of securities in an unrealized loss position	582		734		1,316

Reinsurance Group of America, Incorporated
Investments
Consolidated Investment Related Gains and Losses

	Three Months Ended					Current Qtr	Year-to-Date
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	vs. PY	Dec. 31,	Dec. 31,
(USD thousands, unaudited)	2010	2010	2010	2010	2009	Quarter	2010	2009	Change
Fixed Maturity and Equity Securities:
Other-than-temporary impairment losses on fixed maturities	$(16,097)	$(4,904)	$(3,489)	$(7,430)	$(40,552)	$24,455	$(31,920)	$(128,834)	$96,914
Portion of loss recognized in other accumulated comprehensive income (before taxes)	(186)	26	(139)	2,344	3,910	(4,096)	2,045	16,045	(14,000)

Net other-than-temporary impairment losses on fixed maturities recognized in earnings	(16,283)	(4,878)	(3,628)	(5,086)	(36,642)	20,359	(29,875)	(112,789)	82,914
Impairment losses on equity securities	—	—	(10)	(22)	(5,628)	5,628	(32)	(11,059)	11,027
Gain on investment activity	26,124	39,371	19,363	16,099	44,538	(18,414)	100,957	113,872	(12,915)
Loss on investment activity	(6,763)	(7,773)	(5,662)	(8,532)	(10,728)	3,965	(28,730)	(72,987)	44,257

Net gain/(loss) on fixed maturity and equity securities	3,078	26,720	10,063	2,459	(8,460)	11,538	42,320	(82,963)	125,283

Other impairment losses	1,506	(5,087)	(1,165)	(1,230)	(715)	2,221	(5,976)	(8,471)	2,495
Other non-derivative gain/(loss), net	4,751	4,644	4,789	(448)	1,344	3,407	13,736	11,741	1,995

Free-standing Derivatives:
Credit Default Swaps	4,340	3,730	(4,060)	776	3,358	982	4,786	13,654	(8,868)
Interest Rate Swaps — non-hedged	(79,546)	49,825	87,114	11,341	(49,213)	(30,333)	68,734	(160,715)	229,449
Interest Rate Swaps — hedged	19	239	168	132	55	(36)	558	216	342
Futures	(23,766)	(42,270)	32,822	(11,745)	(9,942)	(13,824)	(44,959)	(72,641)	27,682
CPI Swaps	438	(508)	109	923	1,318	(880)	962	2,234	(1,272)
Equity options	(2,402)	(731)	127	—	—	(2,402)	(3,006)	—	(3,006)
Currency Forwards	1,226	1,543	1,447	(829)	(1,030)	2,256	3,387	2	3,385

Total free-standing derivatives	(99,691)	11,828	117,727	598	(55,454)	(44,237)	30,462	(217,250)	247,712

Embedded Derivatives:
Modified coinsurance and funds withheld treaties	43,780	(38,653)	32,512	122,635	3,028	40,752	160,274	78,394	81,880
GMXB	121,209	(16,232)	(140,934)	7,171	46,120	75,089	(28,786)	252,697	(281,483)

Total embedded derivatives	164,989	(54,885)	(108,422)	129,806	49,148	115,841	131,488	331,091	(199,603)

Net gain/(loss) on total derivatives	65,298	(43,057)	9,305	130,404	(6,306)	71,604	161,950	113,841	48,109

Total investment related gains (losses), net	$74,633	$(16,780)	$22,992	$131,185	$(14,137)	$88,770	$212,030	$34,148	$177,882

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
See Exhibit Index.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REINSURANCE GROUP OF AMERICA, INCORPORATED
Date: February 15, 2011	By:	/s/ Jack B. Lay
Jack B. Lay
Senior Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

4.1	Junior Subordinated Indenture, dated as of December 18, 2001, between RGA and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.3 to the registrants’ registration statement on Form S-3 (No. 333-108200, 333-108200-01 and 333-108200-02), filed with the SEC on August 25, 2003).

4.2	Form of Preferred Securities Guarantee Agreement (incorporated by reference to Exhibit 4.15 to RGA’s registration statement on Form S-3 (No. 333-55304, 333-55304-01 and 333-55304-02), filed with the SEC on February 9, 2001).

4.3	Warrant Agreement, dated as of December 18, 2001, between RGA and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as Warrant Agent (incorporated by reference to Exhibit 4.3 to RGA’s Registration Statement on Form 8-A filed with the SEC on December 18, 2001).

4.4	Unit Agreement, dated as of December 18, 2001, by and among RGA and RGA Capital Trust I, as Issuers, and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as Agent, as Warrant Agent, and as Property Trustee (incorporated by reference to Exhibit 4.1 to RGA’s Registration Statement on Form 8-A filed with the SEC on December 18, 2001).

4.5	Certificate of Trust of RGA Capital Trust I (incorporated by reference to Exhibit 4.10 to the Registration Statements on Form S-3 (File Nos. 333-55304, 333-55304-01 and 333-55304-02), previously filed with the Securities and Exchange Commission (the “Commission”) on February 9, 2001, as amended (the “Prior S-3”)).

4.6	Amended and Restated Trust Agreement of RGA Capital Trust I dated as of December 18, 2001 (incorporated by reference to Exhibit 4.7 to RGA’s Registration Statement on Form 8-A filed with the SEC on December 18, 2001).

4.7	First Supplemental Junior Subordinated Indenture dated as of December 18, 2001 between RGA and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.10 to RGA’s Registration Statement on Form 8-A filed with the SEC on December 18, 2001).

4.8	Guarantee Agreement dated as of December 18, 2001 between RGA, as Guarantor, and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as Guarantee Trustee (incorporated by reference to Exhibit 4.11 to RGA’s Registration Statement on Form 8-A filed with the SEC on December 18, 2001).

4.9	Remarketing Agreement dated as of December 18, 2001 among RGA, RGA Capital Trust I and Lehman Brothers Inc., as Remarketing Agent (incorporated by reference to Exhibit 4.12 to RGA’s Registration Statement on Form 8-A filed with the SEC on December 18, 2001).

4.10	Calculation Agency Agreement dated as of December 18, 2001 between RGA and Reinsel & Company LLP, as Calculation Agent.

4.11	First Amendment to Warrant Agreement, dated as of September 12, 2008, between RGA and The Bank of New York Mellon Trust Company, N.A., as successor warrant agent to The Bank of New York (incorporated by reference to Exhibit 4.2 to RGA’s Current Report on Form 8-K filed with the SEC on September 12, 2008).

4.12	First Supplement to Unit Agreement, dated as of September 12, 2008, between RGA and The Bank of New York Mellon Trust Company, N.A., as successor agent to The Bank of New York (incorporated by reference to Exhibit 4.3 to RGA’s Current Report on Form 8-K filed with the SEC on September 12, 2008).

4.13	Agreement of Resignation, Appointment and Acceptance, dated as of November 30, 2006, by and among RGA, The Bank of New York and The Bank of New York Trust Company, N.A (incorporated by reference to Exhibit 4.29 to the Registration Statements on Form S-3 (File Nos. 333-156052, 333-156052-01 and 333-156052-02), previously filed with the Securities and Exchange Commission (the “Commission”) on December 10, 2008.